                                                                       EXHIBIT 4



         THE TRAVELERS LIFE AND ANNUITY COMPANY - ONE TOWER SQUARE -
                        HARTFORD, CONNECTICUT - 06183


                                A STOCK COMPANY




         We are pleased to provide you the benefits of this Variable Annuity Contract. Please read your contract and all attached forms carefully.


                       RIGHT TO EXAMINE THIS CONTRACT

                    IF THIS CONTRACT IS RETURNED TO US AT OUR OFFICE OR TO OUR AGENT TO BE CANCELLED WITHIN 20 DAYS AFTER ITS DELIVERY TO YOU, WE WILL PAY YOU THE CONTRACT VALUE DETERMINED AS OF THE NEXT VALUATION DATE AFTER WE RECEIVE THE WRITTEN REQUEST AT OUR OFFICE, PLUS ANY PREMIUM TAX CHARGES OR CONTRACT CHARGES PAID. AFTER THE CONTRACT IS RETURNED, IT WILL BE CONSIDERED AS NEVER IN EFFECT.


         This contract is issued in consideration of the purchase payment. It is subject to the terms and conditions stated on the attached pages, all of which are a part of it.


                       Executed at Hartford, Connecticut


                             /s/ M.A. CARPENTER

                                   President


This is a legal contract between you and us.       READ YOUR CONTRACT CAREFULLY.

                INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACT
                                TAX QUALIFIED
                  LIFE ANNUITY COMMENCING AT MATURITY DATE

    ELECTIVE OPTIONS                                     NON-PARTICIPATING




 ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE
    INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT
                     GUARANTEED AS TO FIXED DOLLAR AMOUNT.

                               TABLE OF CONTENTS


Right to Examine this Contract                                              Cover Page

Contract Specifications                                                     Page 3

Definitions                                                                 Page 5

Owner, Beneficiary and Annuitant Provisions                                 Page 6

Purchase Payment and Valuation Provisions                                   Pages 7-9

Death Benefit Provisions                                                    Page 10

Settlement Provisions                                                       Pages 11-13

General Provisions                                                          Pages 14-15

Table of Values                                                             Page 16

Life Annuity Tables                                                         Pages 17-18



          Any Riders or Endorsements follow the Life Annuity Tables.

                            CONTRACT SPECIFICATIONS

OWNER                                      JOHN DOE

ANNUITANT                                  JOHN DOE

CONTRACT NUMBER                            SPECIMEN

CONTRACT DATE                              07/01/97

MATURITY DATE                              07/01/27

MONTHLY LIFE ANNUITY

INITIAL PURCHASE PAYMENT                   $5,000.00


PURCHASE PAYMENTS:

Minimum Initial Purchase Payment:  $5,000
Minimum Subsequent Purchase Payment:  $100
Maximum Purchase Payment:  $1,000,000 unless we consent to a larger amount.

THE TRAVELERS SEPARATE ACCOUNT PF II FOR VARIABLE ANNUITIES

FUNDING OPTIONS:                                                                     SUB ACCOUNT
                                                                                 DEDUCTION PER DAY
  Smith Barney Concert Allocation Series Inc.:
         Select Balanced Portfolio                                                   .0000384
         Select Conservative Portfolio                                               .0000384
         Select Growth Portfolio                                                     .0000384
         Select High Growth Portfolio                                                .0000384
         Select Income Portfolio                                                     .0000384
    Smith Barney Series Fund:
         Appreciation Portfolio                                                      .0000384
    Travelers Series Fund Inc.:
         Smith Barney High Income Portfolio                                          .0000384
         Smith Barney Income and Growth Portfolio                                    .0000384
         Smith Barney International Equity Portfolio                                 .0000384
    Smith Barney Money Market Portfolio                                              .0000384
    MFS Total Return Portfolio                                                       .0000384


SUB ACCOUNT DEDUCTIONS:
The Sub Account Deduction Per Day is based on the following annual charges:
  ADMINISTRATIVE CHARGE:   .15%
  MORTALITY AND EXPENSE RISK CHARGE:  1.25%

FIXED ACCOUNT GUARANTEED INTEREST PERIODS: The initial rate for any deposit is guaranteed for one year from date of deposit. Subsequent renewal rates will be guaranteed for the calendar quarter.

TRANSFER CHARGE:

We reserve the right to assess a Transfer Charge of up to $10.00 on transfers exceeding 12 per year. We will notify You in Writing at Your last known address at least 31 days prior to the imposition of any such Transfer Charge. You may transfer up to 15% of the Fixed Account value to any of the Sub-Accounts twice a year during the 30 days following the semi-annual Contract Date anniversary.





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CONTRACT CHARGE

$30.00 Annually. This charge will be taken on the fourth Friday of August of each year. No Contract Charge will be deducted from the Fixed Account.

This charge will not be assessed under the following situations:
  a)  distribution of proceeds due to death; or
  b)  after an Annuity or Income payout has begun.


WITHDRAWAL CHARGES DEDUCTED ON SURRENDER:

                                                                            DEFERRED SALES CHARGE
    YEARS SINCE PURCHASE                                         (PERCENT OF PURCHASE PAYMENTS NOT PREVIOUSLY
      PAYMENT WAS PAID                                              SURRENDERED) (FIRST-IN, FIRST-OUT BASIS)
      ----------------                                              ----------------------------------------
                 1                                                                   8%
                 2                                                                   7%
                 3                                                                   6%
                 4                                                                   5%
                 5                                                                   4%
                 6                                                                   3%
                 7                                                                   2%
                 8                                                                   1%
         9 AND THEREAFTER                                                            0%


For purposes of the Deferred Sales Charge calculation, withdrawals will be deemed to be taken in the following order:

         a) from any Purchase Payments to which no withdrawal charge is applicable;
         b) from any remaining Withdrawal Allowance after reduction by the amount of (a);
         c) from any Purchase Payments to which a Deferred Sales Charge is applicable (on a First-In, First-Out basis); and
         d)  from any Contract interest.

WITHDRAWAL ALLOWANCE:

After the first Contract Year,and to the extent permitted under the currently effective tax law qualification rider, You may take partial surrenders annually of up to 10% of Your Contract Value as of the first Valuation Date of each Contract Year without imposition of a Withdrawal Charge. The Withdrawal Allowance is available for any partial withdrawal and for a full withdrawal except those withdrawals directly transferred to annuity contracts with other financial institution(s). Any withdrawal deemed to be taken from Purchase Payments to which no Withdrawal Charge applies will reduce any withdrawal allowance available in that Contract Year. Any withdrawal deemed to be taken from the Withdrawal Allowance will not reduce the amount of Purchase Payments to which a Deferred Sales Charge is applicable.

DISTRIBUTION NOT SUBJECT TO A WITHDRAWAL CHARGE:

We will not deduct a Withdrawal Charge for Payments under this Contract due to:
         a)  distribution of proceeds due to death;
         b)  minimum distribution as defined by the Internal Revenue Code;
         c)  an Annuity Option based upon life expectancy; or
         d) an Income Option with payments for a fixed period of five years or greater, elected after the first Contract Year.


UPON ANNUITIZATION, ASSUMED DAILY NET INVESTMENT FACTOR IS 1.000081 FOR ALL SUB-ACCOUNTS.

TERMINATION

We reserve the right to terminate this contract when the Contract Value is less than the Termination Amount of $2,000 and no Purchase Payments have been made for at least two years.

                                  DEFINITIONS

    (a) ACCOUNT(S) - the Sub-Accounts and/or the Fixed Account under this contract.

    (b) ACCUMULATION UNIT - an accounting unit of measure used to calculate the value of this contract before Annuity payments begin.

    (c)    AGE - age last birthday.

    (d) ANNUITANT - the person on whose life the Maturity Date and Annuity payments depend.

    (e) ANNUITY UNIT - an accounting unit of measure used to calculate the amount of Annuity Payments.

    (f) CODE - the Internal Revenue Code of 1986, as amended, and all related laws and regulations which are in effect during the term of this contract.

    (g)    CONTRACT DATE - the date on which the contract is issued.

    (h)    CONTRACT YEARS - twelve month periods beginning with the Contract
           Date.

    (i) DEATH REPORT DATE - the Valuation Date coincident with or next following the day on which we have received 1) Due Proof of Death and 2) a Written Request for an election of a single sum payment or an alternate Settlement Option as described in the contract.

    (j)    DUE PROOF OF DEATH - (I) a copy of a certified death certificate;
           (ii) a copy of a certified decree of a court of competent jurisdiction as to the finding of death; (iii) a written statement by a medical doctor who attended the deceased; or (iv) any other proof satisfactory to us.

    (k) FIXED ACCOUNT - an account that consists of all of the assets under this contract other than those in the Separate Account.

    (l) FUNDING OPTION - an open-end diversified management investment company indicated in the CONTRACT SPECIFICATIONS, which serves as an investment option under the Separate Account.

    (m)    MATURITY DATE - the date on which the Annuity payments are to begin.

    (n) OUR OFFICE - the Home Office of The Travelers Life and Annuity Company or any other office which we may designate for the purpose of administering this contract.

    (o) RECORDED - a Written Request is recorded when the information is noted in our file for this contract.

    (p) SEPARATE ACCOUNTS - those Separate Accounts indicated in the CONTRACT SPECIFICATIONS which we established for this class of contracts and certain other contracts.

    (q) SETTLEMENT OPTIONS - an Annuity or Income option elected under this contract.

    (r) SUB-ACCOUNT - that portion of the assets of a Separate Account which is allocated to a particular Underlying Fund.

    (s) TAX QUALIFIED CONTRACT - a contract used in a retirement plan or program that is intended to qualify under Sections 401, 403, 408, or 414(d) of the Code.

    (t)    VALUATION DATE - a date on which a Sub-Account is valued.

    (u)    VALUATION PERIOD - the period between successive valuations.

    (v)    WE, US, OUR - The Travelers Life and Annuity Company.

    (w) WRITTEN REQUEST - written information including requests for contract changes sent to us in a form and content satisfactory to us and received at Our Office.

    (x)    YOU, YOUR - the Owner.

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                  OWNER, BENEFICIARY AND ANNUITANT PROVISIONS

OWNER

This contract belongs to the owner shown on the CONTRACT SPECIFICATIONS. As owner, you have sole power to exercise rights and receive benefits under this contract during the Annuitant's lifetime. In order to maintain tax qualification, this contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose except as may be required or permitted under applicable sections of the Code. We will administer this contract only as a Tax Qualified Contract.

You will be the recipient of all payments while the Annuitant is alive unless you direct them to an alternative recipient under a Recorded payment direction. An alternative recipient under a payment direction does not become the owner.
A payment direction is revocable by you at any time by Written Request giving 30 days advance notice.

CREDITOR CLAIMS

To the extent permitted by law, no right or benefit of the owner, Annuitant or Beneficiary under this contract shall be subject to the claims of creditors or any legal process.

BENEFICIARY

The Beneficiary is the party named in a Written Request. The Beneficiary receives any remaining contractual benefits upon the death of the Annuitant.

You may change or add a Beneficiary by Written Request during the lifetime of the Annuitant and while this contract continues. Once a change of Beneficiary is Recorded by us, it will take effect as of the date of the request, subject to any payments made or other actions taken by us before the recording.

If no beneficiary has been named by you, or none survives when the Annuitant dies, the interest of any Beneficiary will pass:

    a. to the estate of the owner of a Tax Qualified Contract qualifying under Section 408 of the Code, or to the estate of the owner of a non-trusteed Tax Qualified Contract under other than Section 408 of the Code; or
    b. to the trustee or plan administrator of a trusteed Tax Qualified plan contract for further distribution in accordance with the plan.

ANNUITANT

The Annuitant is the individual shown on the CONTRACT SPECIFICATIONS on whose life the first Annuity payment is made. The Annuitant may not be changed after the Contract Date except as may be provided under a provision of the tax law qualification rider currently in effect for this contract.

                   PURCHASE PAYMENT AND VALUATION PROVISIONS

PURCHASE PAYMENTS

PURCHASE PAYMENT
Purchase payments are the payments you make for this contract and the benefits it provides. An initial lump sum purchase payment must be made to the contract and is due and payable before the contract becomes effective. Each purchase payment is payable as shown on the CONTRACT SPECIFICATIONS to us at Our Office or to one of our authorized representatives. No purchase payments after the initial purchase payment are required to continue this contract in force, except as provided in the "Termination" provision.

Net purchase payments are that part of your purchase payments applied to the Contract Value. A net purchase payment is equal to the purchase payment less any applicable premium tax charge.

ALLOCATION OF PURCHASE PAYMENTS
We will apply any net purchase payments to provide Accumulation Units of selected Sub-Accounts and/or the Fixed Account of this contract. The initial purchase payment will be applied within two business days following its receipt at Our Office. Any subsequent purchase payments will be applied as of the next valuation following receipt of those payments at Our Office. The net purchase payment will be allocated to the Accounts in the proportion specified by you for this contract. By Written Request, you may change your choice of Accounts or allocation percentages. The available Funding Options to which Sub-Account assets are allocated are shown on the CONTRACT SPECIFICATIONS; funds may be subsequently added or deleted.

SUB-ACCOUNT VALUATION

NUMBER OF ACCUMULATION UNITS
The number of Accumulation Units to be credited to each Sub-Account once a purchase payment has been received by us will be determined by dividing the net purchase payment applied to that Sub-Account by the then Accumulation Unit Value of that Sub-Account.

ACCUMULATION UNIT VALUE
The initial value of an Accumulation Unit for each Sub-Account was set at $1.00. We determine the value of an Accumulation Unit in each Sub-Account on each Valuation Date by multiplying the value on the immediately preceding Valuation Date by the net investment factor for that Sub-Account for the Valuation Period just ended.

The value of an Accumulation Unit on any date other than a Valuation Date will be equal to its value as of the next Valuation Date.

NET INVESTMENT FACTOR
The net investment factor is a factor applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The net investment factor for a Sub-Account for any Valuation Period is equal to the sum of 1.0000 plus the net investment rate.

Each Sub-Account's net investment rate for a Valuation Period is equal to the gross investment rate for that Sub-Account, less the applicable Sub-Account deduction for the Valuation Period.

All Sub-Account deductions are shown on the CONTRACT SPECIFICATIONS.

The gross investment rate of a Sub-Account for a Valuation Period is equal to
(1) divided by (2) where (1) is:

a.       investment income, plus

b.       capital gains and losses, whether realized or unrealized; less

c. a deduction for any tax levied against the Separate Account and its Funding Options; and

(2) is the amount of the assets at the beginning of the Valuation Period.

The gross investment rate for a Sub-Account may be either positive or negative. If a Sub-Account is invested in shares of a Funding Option, assets are based on the net asset value of the Funding Option. Investment income includes any distribution whose ex-dividend date occurs during the Valuation Period.

FIXED ACCOUNT VALUATION

NUMBER OF ACCUMULATION UNITS - We will determine the number of Accumulation Units to be credited to the Fixed Account on receipt of a purchase payment by dividing the net purchase payment applied to the Fixed Account by the then dollar value of one Accumulation Unit Value of the Fixed Account.

ACCUMULATION UNIT VALUE - We determine the value of an Accumulation Unit in the Fixed Account on any day by multiplying the value on the immediately preceding day by the net interest factor for the day on which the value is being determined.

NET INTEREST FACTOR - The net interest factor for any day is the guaranteed net interest rate which is equivalent to an effective annual interest rate of 3.00%, plus 1.0000. The method of crediting additional interest will be at our discretion.

Interest is declared in advance. Before Annuity or Income payments begin, we may credit the Fixed Account with annual interest rates higher than the minimum guaranteed interest rate of 3.00%. Interest rates may be higher or lower than the initial interest rates, but not less than the minimum guaranteed interest rate of 3.00%. Additional amounts may be credited by us at our discretion for the guaranteed interest periods shown on the CONTRACT SPECIFICATIONS.

TRANSFER BETWEEN ACCOUNTS

You may transfer all or any part of the Contract Value from one Sub-Account to any other Sub-Account at any time up to 30 days before the due date of the first Annuity or Income payment. Additionally, you may transfer a part of the Fixed Account value to any of the Sub-Accounts, twice a year during the 30 days following the semi-annual Contract Date Anniversary in the amount shown on the CONTRACT SPECIFICATIONS.

Amounts may generally be transferred from the Sub-Accounts to the Fixed Account at any time, up to 30 days before the due date of the first Annuity or Income payment. Amounts previously transferred from the Fixed Account to the Sub-Accounts may not be transferred back to the Fixed Account for a period of at least 6 months from the date of transfer. We reserve the right to limit the number of transfers from one Sub-Account to any other Sub-Account or to the Fixed Account. We will not limit these transfers to less than one in any six month period.

Transfers between Accounts will result in the addition or deletion of Accumulation Units having a total value equal to the dollar amount being transferred to or from a particular Account. The number of Accumulation Units will be determined by using the Accumulation Unit Value of the Accounts involved as of the next valuation after we receive notification of request for transfer. Transfers will be subject to any applicable Transfer charge stated on the CONTRACT SPECIFICATIONS.

CONTRACT VALUES

CONTRACT VALUE
The Contract Value of this contract on any date equals the sum of the accumulated values in the Accounts. The accumulated value in an Account equals the number of outstanding Accumulation Units credited to that Account, multiplied by the then Accumulation Unit Value for that Account.

The Guaranteed Value of the Fixed Account equals the accumulated values of the Fixed Account calculated by using the guaranteed net interest factor. The Guaranteed Values of the Fixed Account are shown in the Table of Values.

CONTRACT CHARGE
A Contract Charge in the amount and for the period shown on the CONTRACT SPECIFICATIONS will be deducted from the Contract Value to reimburse us for administrative expenses relating to the contract. The Contract Charge will be deducted by surrendering on a pro rata basis Accumulation Units from all Sub-Accounts in which you have an interest.

We will deduct the charge on a pro rata basis if the contract has been in effect for less than a full period on the date a Contract Charge is deducted. The Contract Charge will also be prorated upon full surrender or termination of the contract.

CASH SURRENDER
You may elect by Written Request to receive the Cash Surrender Value of this contract before the due date of the first Annuity or Income payment and without the consent of any Beneficiary unless irrevocably named. You may elect either a full or partial surrender of the Cash Surrender Value. In the case of a full surrender, this contract will be cancelled. A partial surrender will result in a reduction in your Contract Value. If you have a balance in more than one Account, your Contract Value will be reduced from all your accounts on a pro rata basis, unless you request otherwise.

The Cash Surrender Value will be determined as of the next valuation following receipt of your Written Request. We may delay payment of the Cash Surrender Value of the Sub-Accounts for a period of not more than five days after we receive your Written Request. We may delay payment of the Cash Surrender Value of the Fixed Account for a period of not more than six months after we receive your Written Request.

CASH SURRENDER VALUE
The Cash Surrender Value is equal to the Contract Value less any amounts deducted on surrender which are shown on the CONTRACT SPECIFICATIONS, any applicable premium tax not previously deducted, and any outstanding loan balance.

The Guaranteed Cash Surrender Value of the Fixed Account equals the Guaranteed Value of the Fixed Account less any amounts deducted on surrender which are shown on the CONTRACT SPECIFICATIONS, less any applicable premium tax not previously deducted and less any outstanding loan balance. For Guaranteed Cash Surrender Values of the Fixed Account, see the Table of Values.

CONTRACT CONTINUATION

Except as provided in the "Termination" provision, this contract does not require continuing purchase payments and will automatically continue as a paid-up contract during the lifetime of the Annuitant until the Maturity Date or until it is surrendered.

                           DEATH BENEFITS PROVISIONS

A death Benefit is payable to the Beneficiary upon the death of the Annuitant before the Maturity Date. A death benefit is also payable under those Settlement Options which provide for death benefits. We will pay the Beneficiary the death benefit in a single sum as described below upon receiving Due Proof of Death. A Beneficiary may request that a death benefit payable under this contract be applied to a Settlement Option subject to the provisions of this contract.

DEATH PROCEEDS PRIOR TO THE MATURITY DATE

If the Annuitant dies before age 75 and before the Maturity Date, we will pay the Beneficiary the greatest of a), b), or c) below, less any applicable premium tax, prior surrenders not previously deducted or outstanding loans as of the Death Report Date:

  a.  the Contract Value;

  b.  the total purchase payments under the contract; or

  c. the death benefit value, which will be reset once every five years to the then current Contract Value, immediately preceding the Death Report Date.

If the Annuitant dies on or after age 75, but before age 85 and before the Maturity Date, we will pay the Beneficiary the greatest of a), b), or c) below, less any applicable premium tax, prior surrenders not previously deducted or outstanding loans as of the Death Report Date:

  a.  the Contract Value;

  b.  the total purchase payments under the contract; or

  c. the death benefit value, which will be reset once every five years to the then current Contract Value, occurring on or before the Annuitant's 75th birthday.

If the Annuitant dies on or after age 85 and before the Maturity Date, we will pay the Beneficiary the Contract Value of this contract, less any applicable premium tax or outstanding loans as of the Death Report Date.

DEATH PROCEEDS AFTER THE MATURITY DATE

If the Annuitant dies on or after the Maturity Date, we will pay the Beneficiary a death benefit consisting of any benefit remaining under the Annuity or Income option then in effect.

                             SETTLEMENT PROVISIONS

MATURITY DATE

The Maturity Date is shown on the CONTRACT SPECIFICATIONS. This is the date on which we will begin paying to you the first of a series of Annuity or Income payments in accordance with the Settlement Option elected by you. Annuity or Income payments will begin under this contract on the Maturity Date unless the contract has been fully surrendered or the proceeds have been paid to the Beneficiary prior to that date. We may require proof that the Annuitant is alive before Annuity payments are made. If no Maturity Date is specified, the automatic Maturity Date will be the date when the Annuitant reaches age 70.

Additionally, to the extent permitted by law, at least 30 days before the original Maturity Date, you may change the Maturity Date by Written Request to a later date with our consent.

ELECTION OF SETTLEMENT OPTIONS

On the Maturity Date, or other agreed upon date, we will pay the amount payable under this contract to you in one lump sum or in accordance with the option elected by you. While the Annuitant is alive, you may change your Settlement Option election by Written Request, but only before the Maturity Date. Once Annuity or Income payments have commenced, no further election changes are allowed.

If no election has been made on the Maturity Date and if the Annuitant is living and has a spouse, we will pay to you the first of a series of monthly Annuity payments based on the life of the Annuitant as primary payee and the Annuitant's spouse as secondary payee, in accordance with Annuity Option 4. During the Annuitant's lifetime, if no election has been made and the Annuitant has no spouse on the Maturity Date, we will pay to you the first of a series of monthly Annuity payments based on the life of the Annuitant, in accordance with Annuity Option 2, with 120 monthly payments assured.

MINIMUM AMOUNTS

The minimum amount that can be placed under a Settlement Option is $2,000 unless we consent to a lesser amount. If any periodic payments due are less than $100.00, we reserve the right to make payments at less frequent intervals.

ALLOCATION OF ANNUITY

At the time an election of one of the Annuity Options is made, the person electing the option may further elect to have the Cash Surrender Value applied to provide a Variable Annuity, a Fixed Annuity or a combination of both.

If no election is made to the contrary, the value of a Sub-Account will be applied when Annuity payments start to provide an Annuity which varies with the investment experience of that same Sub-Account and the value of the Fixed Account will be applied to provide a Fixed Annuity.

You may elect to transfer Contract Value from one Account to another, as described in the provision "Transfer Between Accounts," in order to reallocate the basis on which Annuity payments will be determined. Once Annuity payments start, you may, with our consent, change the allocation of your values in each Sub-Account.

VARIABLE ANNUITY

AMOUNT OF BASIC FIRST PAYMENT
The LIFE ANNUITY TABLES are used to determine the basic first monthly Annuity payment. They show the dollar amount of the basic first monthly Annuity payment which can be purchased with each $1,000 applied. The amount applied to an Annuity will be the Cash Surrender Value as of 14 days before the date Annuity payments start. We reserve the right to require satisfactory proof of the age of any person on whose life Annuity payments are based before making the first payment under any of these options.

ANNUITY UNIT VALUE
The initial value of an Annuity Unit for each Sub-Account was set at $1.00. On any Valuation Date, the Annuity Unit Value for a Sub-Account equals the Sub-Account Annuity Unit Value on the immediately preceding Valuation Date, multiplied by the net investment factor for that Sub-Account for the Valuation Period just ended, divided by the Assumed Daily Net Investment Factor. The Assumed Daily Net Investment Factor is shown on the CONTRACT SPECIFICATIONS.

The Value of an Annuity Unit as of any date other than a Valuation Date will be equal to its value as of the next succeeding Valuation Date.

NUMBER OF ANNUITY UNITS
We determine the number of Annuity Units credited to this contract in each Sub-Account by dividing the basic first monthly Annuity payment attributable to that Sub-Account by the Sub-Account's Annuity Unit Value as of 14 days before the due date of the first Annuity payment.

AMOUNT OF SECOND AND SUBSEQUENT BASIC PAYMENTS
The dollar amount of the second and subsequent payments may change from month to month. The total amount of each Annuity payment will be equal to the sum of the basic payments in each Sub-Account.

The actual amount of the basic payments in each Sub-Account is found by multiplying the number of Annuity Units credited to the contract in that Sub-Account by the Annuity Unit Value of the Sub-Account as of the date 14 days prior to the date on which the payment is due.

FIXED ANNUITY

A Fixed Annuity is an Annuity with payments which remain fixed as to dollar amount throughout the payment period. The dollar amount of the first Fixed Annuity payment will be calculated as described above in the "Amount of Basic First Payment" provision. All subsequent payments will be in the same amount and that amount will be assured throughout the payment period. If it would produce a larger payment, we agree that the Fixed Annuity payment will be determined using the Life Annuity Tables in effect on the Maturity Date.

ANNUITY OPTIONS

Subject to conditions stated in ELECTIONS OF SETTLEMENT OPTIONS and MINIMUM AMOUNTS, all or any part of the Cash Surrender Value of this contract may be paid under one or more of the Annuity Options below.

OPTION 1.  LIFE ANNUITY - NO REFUND
We will make monthly annuity payments during the lifetime of the person on whose life the payments are based, ending with the last monthly payment preceding death.

OPTION 2.  LIFE ANNUITY WITH 120, 180 OR 240 MONTHLY PAYMENTS ASSURED
We will make monthly Annuity payments during the lifetime of the person on whose life the payments are based, and under the conditions stated below.

If at the death of that person, payments have been made for less than 120, 180, or 240 months, as elected, we will continue to make payments to the designated Beneficiary during the remainder of the period.

OPTION 3.  JOINT AND LAST SURVIVOR LIFE ANNUITY
We will make monthly Annuity payments during the joint lifetime of two persons on whose lives payments are based and during the lifetime of the survivor.

No more payments will be made after the death of the survivor.

OPTION 4. JOINT AND LAST SURVIVOR LIFE ANNUITY - ANNUITY REDUCED ON DEATH OF PRIMARY PAYEE
We will make monthly Annuity payments during the joint lifetime of two persons on whose lives payments are based. One of the two persons will be designated as the primary payee. The other will be designated as the secondary payee. On the death of the secondary payee, if survived by the primary payee, we will continue to make monthly Annuity payments to the primary payee in the same amount that would have been payable during the joint lifetime of the two persons.

On the death of the primary payee, if survived by the secondary payee, we will continue to make monthly annuity payments to the secondary payee in an amount equal to 50% of the payments which would have been made during the lifetime of the primary payee.

No further payments will be made following the death of the survivor.

OPTION 5.  OTHER ANNUITY OPTIONS
We will make any other arrangements for Annuity payments as may be mutually agreed.

INCOME OPTIONS

We will pay all or any part of the Cash Surrender Value to you under one or more of the Income Options below subject to the conditions stated in ELECTION OF SETTLEMENT OPTIONS and MINIMUM AMOUNTS and your tax qualification rider.

The Cash Surrender Value used to determine the amount of any Income payment will be based on the Accumulation Unit Value as of 14 days before the date an Income payment is due and will be determined the same way as in the Accumulation period.

OPTION 1.  PAYMENTS OF A FIXED AMOUNT
We will make equal payments each month in the amount elected until the Cash Surrender Value applied under this option is gone.

The first monthly payment will be paid from each Sub-Account in proportion to its Cash Surrender Values applied.

The second payment and all later payments from each Sub-Account will be the same as the first payment under this option. The final payment will include any amount that is not enough to make another full payment.

OPTION 2.  PAYMENTS FOR A FIXED PERIOD
We will make monthly payments for the period selected. The amount of each payment will be equal to the then remaining Cash Surrender Value applied under this option divided by the number of remaining payments.

OPTION 3.  OTHER INCOME OPTIONS
We will make any other arrangements for Income payments as may be mutually agreed.

                               GENERAL PROVISIONS

THE CONTRACT
The entire contract between you and us consists of the contract and all attached pages.

CONTRACT CHANGES
The only way this contract may be changed is by a written endorsement signed by one of our officers.

SUBSTITUTION OF SEPARATE ACCOUNT OR FUNDING OPTIONS
If it is not possible to continue to offer a Separate Account or Funding Option, or in our judgment becomes inappropriate for the purposes of this contract, we may substitute another Separate Account or Funding Option without your consent. Substitution may be made with respect to both existing investments and investment of future premium payments. However, no such substitution will be made without notice to you and without prior approval of the Securities and Exchange Commission, to the extent required by law.

MISSTATEMENT
If the Annuitant's date of birth was misstated, all benefits of this contract are what the purchase payment paid would have purchased at the correct age. Proof of the Annuitant's age may be filed at any time at Our Office.

INCONTESTABILITY
We will not contest this contract from its Contract Date.

TERMINATION
We reserve the right to terminate this contract on any Valuation Date if the Contract Value as of the date is less than the Termination Amount shown on the CONTRACT SPECIFICATIONS, and purchase payments have not been made to this contract for at least two years. Termination will not occur until 31 days after we have mailed notice of termination to you at your last known address. If this contract is terminated, we will pay you the Cash Surrender Value, if any.

REQUIRED REPORTS
We will furnish a report to the owner as often as required by law, but at least once in each Contract Year before the due date of the first Annuity or Income payment. The report will show the number of Accumulation Units credited to the contract in each Account and the corresponding Accumulation Unit Value as of the date of the report.

VOTING RIGHTS
If required by federal law, you may have the right to vote at the meetings of the Shareholders of the Funding Options. If you have voting rights, we will send a notice to you telling you the time and place of a meeting. The notice will also explain matters to be voted upon and how many votes you may exercise.

MORTALITY AND EXPENSES
Our actual mortality and expense experience will not affect the amount of any Annuity or Income payments or any other values under this contract.

NON-PARTICIPATING
This contract does not share in our surplus earnings, so you will receive no dividends under it.

CONTRACT MODIFICATION
We reserve the right to modify this contract to qualify it under provision of Sections 401, 403, 408 or 414(d) of the Code and all related laws and regulations which are in effect during the term of this contract. We will obtain the approval of any regulatory authority needed for the modifications.

STATE LAWS
This contract is governed by the law of the state in which it is delivered. Any paid-up Annuity, Cash Surrender or death benefits that are available under this contract are not less than the minimum benefits required by the statutes of the state in which this contract is delivered.

CHANGES IN TAXES BASED UPON PREMIUMS OR VALUE
If there is any change in a law assessing taxes against us based upon the premiums or value of this contract, we reserve the right to charge you proportionately for that tax. This would include a tax based upon our realized net capital gains in the Sub-Accounts and on earnings in the Fixed Account, on which we are not currently taxed.

EMERGENCY PROCEDURE
We reserve the right to suspend or postpone the date of any payment of any benefit or values for any Valuation Period (1) when the New York Stock Exchange is closed; (2) when trading on the Exchange is restricted; (3) when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the securities held in the Sub-Accounts is not reasonably practicable and it is not reasonably practicable to determine the value of the Sub-Account's net assets, or (4) during any other period when the Securities and Exchange Commission, by order, so permits for the protection of security holders. Any provision of this contract which specifies a Valuation Date will be superseded by this Emergency Procedure.

RELATION OF THIS CONTRACT TO THE SEPARATE ACCOUNTS AND SUB-ACCOUNTS
We will have exclusive and absolute ownership and control of the assets of our Separate Account and the Sub-Accounts. That portion of the assets of a Separate Account or Sub-Account equal to the reserves and other contract liabilities with respect to such Separate Account or Sub-Account shall not be chargeable with liabilities arising out of any other business we conduct. Our determination of the value of an Accumulation Unit and an Annuity Unit by the method described in this contract will be conclusive.

                                TABLE OF VALUES
   GUARANTEED VALUES OF THE FIXED ACCOUNT PER $1,000 OF NET PURCHASE PAYMENT
                                    APPLIED

   NO. OF
 YEARS FROM                                   GUARANTEED         NO. OF YEARS FROM
DATE PAYMENT            GUARANTEED          CASH SURRENDER        DATE PAYMENT IS                             GUARANTEED CASH
 IS APPLIED               VALUE                 VALUE                 APPLIED          GUARANTEED VALUE       SURRENDER VALUE
      1                    1030                  950                    36                   2898                   2898
      2                    1060                  990                    37                   2985                   2985
      3                    1092                  1032                   38                   3074                   3074
      4                    1125                  1075                   39                   3167                   3167
      5                    1159                  1119                   40                   3262                   3262
      6                    1194                  1164                   41                   3359                   3359
      7                    1229                  1209                   42                   3460                   3460
      8                    1266                  1256                   43                   3564                   3564
      9                    1304                  1304                   44                   3671                   3671
     10                    1343                  1343                   45                   3781                   3781
     11                    1384                  1384                   46                   3895                   3895
     12                    1425                  1425                   47                   4011                   4011
     13                    1468                  1468                   48                   4132                   4132
     14                    1512                  1512                   49                   4256                   4256
     15                    1557                  1557                   50                   4383                   4383
     16                    1604                  1604                   51                   4515                   4515
     17                    1652                  1652                   52                   4650                   4650
     18                    1702                  1702                   53                   4790                   4790
     19                    1753                  1753                   54                   4934                   4934
     20                    1806                  1806                   55                   5082                   5082
     21                    1860                  1860                   56                   5234                   5234
     22                    1916                  1916                   57                   5391                   5391
     23                    1973                  1973                   58                   5553                   5553
     24                    2032                  2032                   59                   5720                   5720
     25                    2093                  2093                   60                   5891                   5891
     26                    2156                  2156                   61                   6068                   6068
     27                    2221                  2221                   62                   6250                   6250
     28                    2287                  2287                   63                   6437                   6437
     29                    2356                  2356                   64                   6631                   6631
     30                    2427                  2427                   65                   6829                   6829
     31                    2500                  2500                   66                   7034                   7034
     32                    2575                  2575                   67                   7245                   7245
     33                    2652                  2652                   68                   7463                   7463
     34                    2731                  2731                   69                   7687                   7687
     35                    2813                  2813                   70                   7917                   7917

                              LIFE ANNUITY TABLES
     DOLLAR AMOUNT OF THE FIRST MONTHLY ANNUITY PAYMENT WHICH IS PURCHASED
                            WITH EACH $1,000 APPLIED
                     OPTIONS 1 AND 2-SINGLE LIFE ANNUITIES

                                                       120                       180                       240
                                                     MONTHLY                   MONTHLY                   MONTHLY
ADJUSTED                     NO                     PAYMENTS                  PAYMENTS                  PAYMENTS
   AGE                     REFUND                    ASSURED                   ASSURED                   ASSURED
   50                      $4.13                     $4.10                     $4.06                     $4.00
   51                       4.20                      4.17                      4.13                      4.06
   52                       4.28                      4.25                      4.20                      4.12
   53                       4.37                      4.33                      4.27                      4.18
   54                       4.46                      4.41                      4.35                      4.25
   55                       4.55                      4.50                      4.42                      4.31
   56                       4.65                      4.59                      4.51                      4.38
   57                       4.76                      4.69                      4.59                      4.44
   58                       4.87                      4.79                      4.68                      4.51
   59                       4.99                      4.90                      4.77                      4.58
   60                       5.12                      5.01                      4.86                      4.65
   61                       5.26                      5.13                      4.96                      4.72
   62                       5.40                      5.25                      5.06                      4.79
   63                       5.56                      5.39                      5.16                      4.85
   64                       5.72                      5.52                      5.27                      4.92
   65                       5.90                      5.67                      5.37                      4.99
   66                       6.09                      5.82                      5.48                      5.05
   67                       6.29                      5.97                      5.59                      5.11
   68                       6.51                      6.13                      5.69                      5.16
   69                       6.74                      6.30                      5.80                      5.21
   70                       6.99                      6.48                      5.90                      5.26
   71                       7.26                      6.66                      6.01                      5.31
   72                       7.54                      6.84                      6.11                      5.34
   73                       7.86                      7.03                      6.20                      5.38
   74                       8.19                      7.22                      6.29                      5.41
   75                       8.55                      7.41                      6.38                      5.43

                 OPTION 3 - JOIN AND LAST SURVIVOR LIFE ANNUITY


 ADJUSTED
  AGE OF                                          ADJUSTED AGE OF SECOND LIFE
FIRST LIFE               51              56              58              61               63              66              71
    50                 $3.69            $3.81           $3.85           $3.91           $3.94            $3.98           $4.04
    55                  3.82             3.99            4.06            4.15            4.20             4.28            4.38
    57                  3.87             4.06            4.14            4.25            4.32             4.41            4.53
    60                  3.93             4.17            4.26            4.40            4.48             4.61            4.78
    65                  4.02             4.32            4.44            4.63            4.76             4.95            5.24
    70                  4.09             4.43            4.59            4.83            5.01             5.27            5.72

Dollar amounts of the first monthly payments for ages not shown in these Tables will be calculated on the same basis as those shown and may be obtained from us. Amounts shown in these Tables are based on the Progressive Annuity Table, with a two year set-back, (assuming births in the year 1900) with interest at the rate of 3% per annum. The adjusted age of the person on whose life the Annuity is based is determined from the actual age last birthday on the due date of the first Annuity payment in the following manner.

         Calendar Year in which
         First Payment is Due . .                   1991-2000        2001-2010        2011 & later
         Adjusted Age is Actual Age                  minus 0          minus 1          minus 2

                OPTION 4 - JOINT AND LAST SURVIVOR LIFE ANNUITY
                   ANNUITY REDUCES ON DEATH OF PRIMARY PAYEE


ADJUSTED AGE OF                                                           ADJUSTED AGE OF SECOND PAYEE
 PRIMARY PAYEE                            46                        51                        56                        61
      50                                $3.82                     $3.90                     $3.96                     $4.01
      55                                 4.05                      4.15                      4.25                      4.34
      60                                 4.31                      4.45                      4.59                      4.73
      65                                 4.60                      4.78                      4.98                      5.19
      70                                 4.93                      5.16                      5.43                      5.71

Dollar amounts of the first monthly payments for ages not shown in these Tables will be calculated on the same basis as those shown and may be obtained from us. Amounts shown in these Tables are based on the Progressive Annuity Table, with a two year set-back, (assuming births in the year 1900) with interest at the rate of 3% per annum. The adjusted age of the person on whose life the Annuity is based is determined from the actual age last birthday on the due date of the first Annuity payment in the following manner.

         Calendar Year in which
         First Payment is Due . .                   1991-2000        2001-2010        2011 & later
         Adjusted Age is Actual Age                  minus 0          minus 1          minus 2

                       This Page Left Blank Intentionally

                 INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACT





            Tax Qualified                         Non-Participating

               INDIVIDUAL RETIREMENT ANNUITY QUALIFICATION RIDER

         As requested by you, this Contract is amended as follows to qualify as an Individual Retirement Annuity (IRA) under Section 408(b) of the Code of 1986, as amended.

I.       EXCLUSIVE BENEFIT

         This Contract is established for the exclusive benefit of you or your Beneficiaries.

II.      PROHIBITION OF ASSIGNMENT OR LOAN

         This Contract shall not be pledged or otherwise encumbered and it shall not be sold, assigned or otherwise transferred to any person or entity other than us. No loans shall be made under this Contract.

III.     LIMITATION ON PURCHASE PAYMENTS

         Notwithstanding the provisions of the Contract and except in the case of a rollover contribution (as permitted by Section 402(c), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code) or a contribution made in accordance with the terms of a Simplified Employee Pension (SEP) program as described in Section 408(k) of the Code, the total contributions shall not exceed the lesser of $2,000 or 100% of compensation for any taxable year. In the case of a spousal IRA, the maximum contribution shall not exceed the lesser of $2,250 or 100% of compensation, but no more than $2,000 can be contributed to either spouse's IRA. In the case of a Simplified Employee Pension Plan qualifying under Section 408(k), the annual contribution under the Contract may not exceed the lesser of $30,000 or 15% of compensation. No contributions will be accepted unless they are in cash.

         The amount of purchase payments beyond the minimum purchase payment under this Contract is not fixed. The minimum purchase payment must be received as a rollover (see Section X). Payment of purchase payments beyond the first will not be required to continue this contract.

         Purchase payments after the first will not be required to continue this Contract in force. We reserve the right, however, to terminate this Contract when no purchase payments have been made for at least two consecutive years and the Contract Value of the Contract is less than the termination amount of $1,000 or the paid up Annuity benefit at maturity would be less than $20 per month. If this Contract is terminated, we will pay you the Cash Surrender Value, if any.

IV.      COMPENSATION

         Compensation means wages, salaries, professional fees, or other amounts derived from or received from personal service actually rendered (including, but not limited to, commissions) and includes earned income as defined in Code Section 401(c)(2). Compensation does not include amounts received as earnings or profits from property or amounts not includible in gross income. Compensation also does not include any amount received as a pension or Annuity or as deferred compensation. The term "compensation" shall include any amount includible in the individual's gross income under Code Section 71 with respect to a divorce or separation instrument.

V.       DISTRIBUTION OF BENEFITS

         Notwithstanding any provision of this contract to the contrary, the distribution of an individual's interest shall be made in accordance with the minimum distribution requirements of Section 408(a)(6) or
         Section 408(b)(3) of the Code and the regulations thereunder, including the incidental death benefit provisions of Section 1.401(a)(9)-2 of the proposed regulations, all of which are herein incorporated by reference.

         Your entire interest in the account must be distributed, or begin to be distributed, by your required beginning date, which is the April 1 following the calendar year in which you reach age 70 1/2. For each succeeding year, a distribution must be made on or before December 31. By the required beginning date you may elect to have the balance in the account distributed in one of the following forms:

         1.      a single sum payment;

         2.      equal or substantially equal payments over your life;

         3. equal or substantially equal payments over the lives of you and your designated Beneficiary;

         4. equal or substantially equal payments over a specified period that may not be longer than your life expectancy;

         5. equal or substantially equal payments over a specified period that may not be longer than the joint life and last survivor expectancy of you and your designated Beneficiary.

         MINIMUM AMOUNTS TO BE DISTRIBUTED

         If your interest is to be distributed in other than a lump sum or substantially equal amounts as discussed above, then the amount to be distributed each year, commencing at your required beginning date, must be at least an amount equal to the quotient obtained by dividing your entire interest by your life expectancy or the joint and survivor expectancy of you and your designated Beneficiary.

         Life expectancy and joint and last survivor expectancy are computed by use of the return multiples contained in section 1.72-9 of the Income Tax Regulations. For purposes of this computation, the owner's life expectancy may be recalculated no more frequently than annually; however, the life expectancy of a nonspouse Beneficiary may not be recalculated.

         If your designated Beneficiary is not your spouse, then the minimum amount required to be distributed shall be the greater of the amount determined above, or the amount determined under the incidental benefit rules set forth in Treasury Regulation Section 1.401(a)(9)-2.

VI.      DEATH

         If you die before your entire interest is distributed, the entire remaining interest will be distributed as follows:

         1. If you die on or after distributions have begun under the DISTRIBUTION OF BENEFITS section, the entire remaining interest must be distributed at least as rapidly as provided under the DISTRIBUTION OF BENEFITS section.

         2. If you die before distributions have begun under the DISTRIBUTION OF BENEFITS section, the entire remaining interest must be distributed as elected by you, or, if you have not so elected, as elected by the Beneficiary or Beneficiaries, as follows:

                 a. by December 31st of the year containing the fifth anniversary of your death; or
                 b. in equal or substantially equal payments over the life or life expectancy of the designated Beneficiary or Beneficiaries starting by December 31st of the year following the year of your death. If the Beneficiary is your surviving spouse and he or she elects to treat this contract as his or her own, this distribution may be deferred until December 31st of the year you would have turned age 70 1/2.

         If your surviving spouse dies before distributions begin, the restrictions in paragraphs 2 (a) and (b) above shall apply.

         Unless otherwise elected by you prior to the commencement of distributions under the DISTRIBUTION OF BENEFITS section, or, if applicable, by the surviving spouse where you die before distributions have commenced, life expectancies of you or your spousal Beneficiary shall be recalculated annually for purposes of distributions under the DISTRIBUTION OF BENEFITS section and the DEATH section. An election not to recalculate shall be irrevocable and shall apply to all subsequent years. The life expectancy of a non-spouse Beneficiary shall not be recalculated.

VII.     ALTERNATIVE CALCULATION METHOD

         An individual may satisfy the minimum distribution requirements under section 408(a)(6) and 408(b)(3) of the Code by receiving a distribution for one IRA that is equal to the amount required to satisfy the minimum distribution requirements for two or more IRAs. For this purpose, the owner of two or more IRAs may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above.

VIII.    NONFORFEITABILITY

         Your entire interest in this Contract is nonforfeitable.

IX.      NONTRANSFERABLE

         This Contract is not transferable.

X.       ROLLOVERS

         A. Subject to subparagraphs (B) and (C) hereof, and the limitations stated in the Contract, you may transfer to this Contract your interest in any of the following:

                 1. the entire amount, or any portion thereof, under any other individual retirement account or individual retirement Annuity qualified under Section 408 of the Code;

                 2. the entire amount, or any portion thereof, excluding nondeductible employee voluntary contributions, under a trust described in Section 401(a) of the Code which is exempt from tax under Section 501(a) of the Code or under a qualified annuity plan described in
                          Section 403(a) of the Code.

                 3. the entire amount or any portion thereof, excluding nondeductible employee voluntary contributions, to which you are entitled under a tax sheltered annuity described in Section 403(b) of the Code.

                 4. distributions you roll over from retirement plans or arrangements described in A.2. and A.3. above to this contract must be completed by means of a direct transfer or rollover in accordance with Code Section 401(a)(31) in order to avoid mandatory 20% income tax withholding from the distribution and a possible 10% additional tax penalty under Code Section 72(t). You may replace amounts withheld from other sources to complete the full rollover, but the 10% penalty may continue to be due, if you do not specify that the transfer of the distribution be conducted by direct transfer or rollover.

         B. You shall not make a rollover under subparagraph (A)(1) hereof during the 12 month period commencing on the date you last made a rollover contribution of the type described in subparagraph (A)(1).

         C. We must receive any amount which qualifies for a rollover within 60 days after you receive the distribution.

XI.      DISTRIBUTIONS PRIOR TO AGE 59 1/2

         Except in the event of your death, disability or attainment of age 59 1/2, we shall receive from you a declaration of your intention as to the disposition of the amounts distributed before making any distribution from this Contract.

XII.     REPORTS

         As the issuer of this Contract, we will furnish reports concerning the status of the Annuity at least annually.

XIII.    DISABILITY PAYMENTS

         If the Contract contains a Rider for waiver of premium and disability payment benefits, any disability payments provided for in the CONTRACT SPECIFICATIONS will be applied as purchase payments under the contract.

XIV.     AMENDMENT

         This Contract may be amended by us at any time to maintain its qualified status under Section 408(b) of the Code, following all regulatory approvals. Any such amendment may be made retroactively effective if necessary or appropriate to conform to the requirements of the Code (or any State law granting IRA tax benefits.)

                                          THE TRAVELERS LIFE AND ANNUITY COMPANY

                                                  /s/ M.A. CARPENTER

                                                       President

                   TAX-SHELTERED ANNUITY QUALIFICATION RIDER

This endorsement is made a part of this contract in order to comply with
Section 403(b) of the Code. The following conditions, restrictions and limitations apply.

OWNERSHIP - NON-TRANSFERABLE

You may not sell, assign, or discount this contract or pledge this contract as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person or organization other than to us. This provision supersedes any provisions of the contract which may be inconsistent with it.

ELECTIVE DEFERRAL CONTRIBUTION LIMITS

In order to meet the qualification requirements of Code Section 403(b), elective deferral contributions may not exceed the limitations in effect under Code Section 402(g).

This rule is an individual limitation that applies to all elective deferral plans, contracts or arrangements in the aggregate.

WITHDRAWAL RESTRICTIONS

To qualify as a contract which can defer compensation under a Code Section 403(b) plan or arrangement, the withdrawal restrictions under Code Section 403(b)(11) must be met.

Withdrawals attributable to contributions made pursuant to a salary reduction agreement may be paid only upon or after attainment of age 59 1/2, separation from service, death, total or permanent disability (as defined in Code Section 72(m)(7)) or in the case of hardship (as defined in the Treasury Regulations). The hardship exception applies only to the salary reduction contribution and not to any income attributable to such contribution.

These withdrawal restrictions apply to years beginning after December 31, 1988 but only with respect to assets other than those assets held as of the close of the last year beginning before January 1, 1989.

If contributions attributable to a custodial account described in Section 403(b)(7) of the Code are transferred to this contract, the following conditions, restrictions, and limitations apply.

Withdrawals attributable to these transferred contributions may be paid only upon or after attainment of age 59 1/2, separation from service, death, or total and permanent disability (as defined in Code Section 72(m)(7)).

Withdrawals on account of hardship may be made only with respect to assets attributable to a custodial account as of the close of the last year beginning before January 1, 1989 and amounts contributed thereafter under a salary reduction agreement but not to any income attributable to such conditions.

ELIGIBLE ROLLOVERS

To the extent you are otherwise eligible for a distribution under this contract, and provided the distribution is an eligible rollover distribution, you may elect to have such distribution or a portion of it paid directly to an eligible retirement plan. You must specify the eligible retirement plan to which such distribution is to be paid in a form and at such time acceptable to us. Such distribution shall be made as of a direct transfer to the eligible retirement plan so specified. Contract surrender penalties may apply to all rollovers.

Previously taxed amounts in this contract are not eligible for rollover. Amounts that are rolled over are taxed generally until later distributed. An eligible rollover distribution includes generally any taxable distribution or portion thereof from this contract except:

         a. any distribution which is one of a series of substantially equal periodic payments made not less frequently than annually and made to you for life or life expectancy or to you or your joint life beneficiary for joint lives or life expectancies, or for a specified period of 10 years or more, or

         b. any distribution which is a required distribution as described above under "MANDATORY DISTRIBUTION REQUIREMENTS."

An eligible retirement plan includes an individual retirement annuity or account described in Code Section 408. It also includes a tax sheltered annuity plan or arrangement under Code Section 403(b), provided it accepts eligible rollovers and is a defined contribution plan.

If you receive a distribution that is eligible for rollover, but you receive the check directly, then mandatory income tax withholding will be taken from the distribution. You may roll over the balance to an individual retirement annuity or account within 60 days of receipt, and may make up the amount withheld from other sources in the rollover in order to roll over the maximum without possible early distribution tax penalty on the amount of the tax withholding.

MANDATORY DISTRIBUTION REQUIREMENTS

In order to meet the qualification requirements of Code Section 403(b), all plans must meet the required mandatory distribution rules in Code Section 401(a)(9).

Code Section 401(a)(9) states that a plan will not be qualified unless the entire interest of each employee is distributed to such employee not later than the "required beginning date" or over the life or life expectancy of such employee or over the lives or joint life expectancy of such employee and a designated Beneficiary. Generally, the "required beginning date" means April 1 of the calendar year following the calendar year in which the employee attains age 70 1/2.

If the employee dies after the distribution has begun but before his/her entire interest has been distributed, the remaining interest must be paid out at least as rapidly as it was being paid out under the method of payment in effect at the time of death. If the employee dies before the distribution of his/her entire interest has begun, the entire interest must be distributed within five years after the employee's death or an Annuity payable over no longer than life or life expectancy must be distributed to an electing designated Beneficiary starting within one year of the employee's death. A spousal designated Beneficiary may elect to defer distributions until the employee would have attained the age of 70 1/2.

ADMINISTRATIVE COMPLIANCE

If changes in the Code and related law, regulations and rulings require a distribution greater than described above in order to keep this Annuity qualified under the Code, we will administer the contract in accordance with these laws, regulations and rulings. We will provide you with a revised rider describing any necessary changes, following all regulatory approvals.

                                          THE TRAVELERS LIFE AND ANNUITY COMPANY

                                                   /s/ M.A. CARPENTER

                                                           President

                PENSION/PROFIT SHARING PLAN QUALIFICATION RIDER

If the owner of this contract requested that it be issued to comply with
Section 401(a) of the Code, the following conditions, restrictions and limitations apply to this contract.

OWNERSHIP - NON-TRANSFERABLE

You may not sell, assign, or discount this contract or pledge this contract as collateral for a loan as security for the performance of an obligation or for any other purpose, to any person or organization other than The Travelers Life and Annuity Company; provided, however, the restrictions of this provision will not apply to the Trustee of any Trust described in Section 401(a) or the Administrator of any Annuity Plan described in Section 403(a) of the Code. This provision supersedes any provisions of the contract which may be inconsistent with it.

MANDATORY DISTRIBUTION RESTRICTIONS

In order to meet the qualification requirements of Code Section 401(a), all plans must meet the required mandatory distribution rules in Code Section 401(a)(9).

Code Section 401(a)(9) states that a plan will not be qualified unless the entire interest of each employee is distributed to such employee not later than the "required beginning date" or over no longer than the life or life expectancy of such employee or the lives or joint life expectancy of such employee and a designated Beneficiary. Generally, the "required beginning date" means April 1 of the calendar year following the calendar year in which the employee attains age 70 1/2.

If the employee dies before his/her entire interest has been distributed, the remaining interest must be paid out at least as rapidly as under the method of payment in effect at the time of death. If the employee dies before the distribution of his/her entire interest has begun, the entire interest must be distributed within five years after the employee's death or an Annuity payable over no longer than life or life expectancy must be distributed to an electing designated Beneficiary starting within one year of the employee's death. A spousal designated Beneficiary may elect to defer distributions until the employee would have attained the age of 70 1/2.

ANNUITIES DISTRIBUTED UNDER QUALIFIED PLANS

If the applicant for this contract requested that it be issued to comply with
Section 401(a) of the Code, and this contract has subsequently been transferred to the Annuitant, the following conditions, restrictions and limitations apply to this contract in addition to the above.

Spousal Consent

Death Benefit - If the Annuitant dies while the contract continues and the Annuitant has a spouse at the time of the Annuitant's death, we will pay the death benefit to a person other than the current spouse of the Annuitant only if proof of spousal consent, which meets the requirements of Section 417 of the Code, is furnished to us.

If the Beneficiary is not the current spouse and such spousal consent is not furnished, we will pay 50% of the death benefit to the current spouse. We will pay the balance of the death benefit to the Beneficiary.

Cash Surrender - Before the due date of the first Annuity or Income Payment, 1) if you do not have a spouse and without the consent of any Beneficiary; or, 2) if you do have a current spouse then only with the written consent of your spouse, as required by Section 417 of the Code; we will pay to you all or any portion of the Cash Surrender Value of the contract upon receipt of your Written Request for it.

Settlement Option - If the Annuitant is living on the Maturity Date, payment must be made in accordance with Option 4 under ANNUITY OPTIONS unless you elect another form of Annuity Option and furnish us a qualified election which meets the requirements of Section 417 of the Code.

                                          THE TRAVELERS LIFE AND ANNUITY COMPANY

                                                   /s/ M.A. CARPENTER

                                                        President

                           DEATH BENEFIT ENDORSEMENT

This endorsement is made a part of this contract as of the date it is attached to the contract.

The "DEATH PROCEEDS PRIOR TO THE MATURITY DATE" provision is amended by deleting the provision and replacing it with the following:


                   DEATH PROCEEDS PRIOR TO THE MATURITY DATE

WHERE ANNUITANT WAS YOUNGER THAN AGE 67 ON THE CONTRACT DATE AND DIES BEFORE AGE 85:

The death benefit payable as of the Death Report Date will be the greatest of
(a), (b) or (c) below, less any applicable premium tax and outstanding loans:

         (a)     the Contract Value on the Death Report Date;

         (b) the total Purchase Payments made under the contract less the total amount of any partial surrenders; or

         (c) the maximum of all Step-Up Death Benefit Values (as described below) in effect on the Death Report Date which are associated with Contract Date anniversaries beginning with the eighth Contract Date anniversary, and ending with the last Contract Date anniversary occurring on or before the Annuitant's 76th birthday.

We must be notified no later than six months from the date of death in order for Us to make payment of proceeds as described above. If notification is received more than six months after the date of death, the death benefit payable will be the Contract Value on the Death Report Date, less any applicable premium tax and outstanding loans.


WHERE ANNUITANT WAS AGE 67 THROUGH 75 ON THE CONTRACT DATE AND DIES BEFORE AGE
85:

The death benefit payable as of the Death Report Date will be the greatest of
(a), (b) or (c) below less any applicable premium and outstanding loans:

         (a)  the Contract Value on the Death Report Date;

         (b) the total Purchase Payments made under the contract less the total amount of any partial surrenders; or

         (c) the Step-Up Death Benefit Value (as described below) in effect on the Death Report Date associated with the eighth Contract Date Anniversary.

We must be notified no later than six months from the date of death in order for Us to make payment of proceeds as described above. If notification is received more than six months after the date of death, the death benefit payable will be the Contract Value on the Death Report Date, less any applicable premium tax and outstanding loans.

WHERE ANNUITANT WAS AGE 76 OR OLDER ON THE CONTRACT DATE:

The death benefit payable as of the Death Report Date will be the Contract Value on the Death Report Date, less any applicable premium tax and outstanding loans.

WHERE ANNUITANT DIES ON OR AFTER AGE 85:

The death benefit payable as of the Death Report Date will be the Contract Value on the Death Report Date, less any applicable premium taxes or outstanding loans.

                          STEP-UP DEATH BENEFIT VALUE

A separate Step-Up Death Benefit Value will be established on the eighth Contract Date anniversary, and on each Contract Date anniversary thereafter, which occurs on or prior to the Death Report Date and will initially equal the Contract Value on that anniversary. After a Step-Up Death Benefit Value has been established, it will be recalculated each time a Purchase Payment is made or a partial surrender is taken until the Death Report Date. Step-Up Death Benefit Values will be recalculated by increasing them by the amount of each applicable Purchase Payment and by reducing them by a Partial Surrender Reduction (as described below) for each applicable partial surrender. Recalculations of Step-Up Death Benefit Values related to any Purchase Payments or any partial surrenders will be made in the order that such Purchase Payments or partial surrenders occur.


                          PARTIAL SURRENDER REDUCTION

The Partial Surrender Reduction referenced above is equal to:

         (a) the amount of a Step-Up Death Benefit Value immediately prior to the reduction for the partial surrender, multiplied by
         (b) the amount of the partial surrender divided by the Contract Value immediately prior to the partial surrender.





                                         THE TRAVELERS LIFE AND ANNUITY COMPANY

                                                  /s/ M.A. CARPENTER

                                                          President

                                     RIDER
                  WAIVER OF WITHDRAWAL CHARGE FOR NURSING HOME
                                  CONFINEMENT

This rider is made a part of this contract as of the date it is attached to the contract.

If the Annuitant is hospitalized and/or confined to an Eligible Nursing Home for thirty consecutive days, You may make a total or partial withdrawal of your Contract Value without incurring a Withdrawal Charge, even if the withdrawal occurs during the first seven (?) years of your contract. However, such a withdrawal must be made within sixty days of the last day following a period of confinement which lasts at least thirty consecutive days. We will require proof of confinement in a form satisfactory to us, which may include certification by a licensed physician.

An Eligible Nursing Home is defined as an institution or special nursing unit of a hospital which meets at least one of the following requirements:

1. Medicare approved as a provider of skilled nursing care, intermediate nursing care or custodial nursing care by the state in which it is located; or

2. Licensed and operated to provide skilled nursing care, intermediate nursing care or custodial nursing care by the state in which it is located; or

3. Meets all the requirements listed below:

         a. is licensed to operate as a nursing home by the state in which it is located;

         b. has, as a main function, the provision of skilled, intermediate, or custodial nursing care;

         c. is engaged in providing continuous room and board accommodations to 3 or more persons;

         d. is under the supervision of a Licensed Vocational Nurse (LVN) or a nurse of comparable qualifications; and

         e.  maintains a daily medical record of each patient.

FILING A CLAIM: You must provide the Company with written notice of a claim within thirty days following the last day of a period of confinement which lasts at least 30 days. Within fifteen days of receiving a written notice of claim, We will send You all the necessary claim forms. If You do not receive claim forms within that period of time, You may submit written proof of your claim without using Our forms.

Any withdrawal requested which falls under the scope of this waiver will be paid as soon as We receive proper written proof of your claim, and will be paid in a lump sum. You should consult with your personal tax advisor regarding the taxable nature of any withdrawals taken on your contract.

No legal action may be brought to recover on this benefit until sixty days after You have submitted written proof of your claim.


                                   THE TRAVELERS LIFE AND ANNUITY COMPANY

                                           /s/ M.A. CARPENTER

                                                President

         THE TRAVELERS LIFE AND ANNUITY COMPANY - ONE TOWER SQUARE -
                        HARTFORD, CONNECTICUT - 06183

                                A STOCK COMPANY





                 We are pleased to provide you the benefits of this Variable Annuity Contract. Please read your contract and all attached forms carefully.


                        RIGHT TO EXAMINE THIS CONTRACT

                   IF THIS CONTRACT IS RETURNED TO US AT OUR OFFICE OR TO OUR AGENT TO BE CANCELLED WITHIN 20 DAYS AFTER ITS DELIVERY TO YOU, WE WILL PAY YOU THE CONTRACT VALUE DETERMINED AS OF THE NEXT VALUATION DATE AFTER WE RECEIVE THE WRITTEN REQUEST AT OUR OFFICE, PLUS ANY PREMIUM TAX CHARGES OR CONTRACT CHARGES PAID. AFTER THE CONTRACT IS RETURNED, IT WILL BE CONSIDERED AS NEVER IN EFFECT.


                 This contract is issued in consideration of the purchase payment. It is subject to the terms and conditions stated on the attached pages, all of which are a part of it.

                            Executed at Hartford, Connecticut

                                      /s/ M.A. CARPENTER

                                        President


This is a legal contract between you and us.       READ YOUR CONTRACT CAREFULLY.

                INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACT
                              NON TAX QUALIFIED
                   LIFE ANNUITY COMMENCING AT MATURITY DATE

ELECTIVE OPTIONS                                          NON-PARTICIPATING




 ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE
    INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT
                     GUARANTEED AS TO FIXED DOLLAR AMOUNT.

                               TABLE OF CONTENTS


Right to Examine this Contract                                              Cover Page

Contract Specifications                                                     Pages 3-4

Definitions                                                                 Page 5

Owner, Beneficiary and Annuitant Provisions                                 Pages 6-7

Purchase Payment and Valuation Provisions                                   Pages 8-10

Death Benefit Provisions                                                    Page 11

Settlement Provisions                                                       Pages 12-14

General Provisions                                                          Pages 15-16

Table of Values                                                             Page 17

Life Annuity Tables                                                         Pages 19-20





           Any Riders or Endorsements follow the Life Annuity Tables.

                            CONTRACT SPECIFICATIONS

OWNER                                      JOHN DOE

JOINT OWNER

ANNUITANT                                  JOHN DOE

CONTINGENT ANNUITANT

CONTRACT NUMBER                            SPECIMEN

CONTRACT DATE                              07/01/97

MATURITY DATE                              07/01/27

MONTHLY LIFE ANNUITY

INITIAL PURCHASE PAYMENT                   $5,000.00

PURCHASE PAYMENTS:

Minimum Initial Purchase Payment:  $5,000
Minimum Subsequent Purchase Payment:  $100
Maximum Purchase Payment:  $1,000,000 unless we consent to a larger amount.

THE TRAVELERS SEPARATE ACCOUNT PF II  FOR VARIABLE ANNUITIES

FUNDING OPTIONS:                                                                  SUB ACCOUNT
                                                                               DEDUCTION PER DAY
Smith Barney Concert Allocation Series Inc.:
     Select Balanced Portfolio                                                    .0000384
     Select Conservative Portfolio                                                .0000384
     Select Growth Portfolio                                                      .0000384
     Select High Growth Portfolio                                                 .0000384
     Select Income Portfolio                                                      .0000384
Smith Barney Series Fund:
     Appreciation Portfolio                                                       .0000384
Travelers Series Fund Inc.:
     Smith Barney High Income Portfolio                                           .0000384
     Smith Barney Income and Growth Portfolio                                     .0000384
     Smith Barney International Equity Portfolio                                  .0000384
     Smith Barney Money Market Portfolio                                          .0000384
     MFS Total Return Portfolio                                                   .0000384


SUB ACCOUNT DEDUCTIONS:
The Sub Account Deduction Per Day is based on the following annual charges:
         ADMINISTRATIVE CHARGE:   .15%
         MORTALITY AND EXPENSE RISK CHARGE:  1.25%

FIXED ACCOUNT GUARANTEED INTEREST PERIODS: The initial rate for any deposit is guaranteed for one year from date of deposit. Subsequent renewal rates will be guaranteed for the calendar quarter.

TRANSFER CHARGE:  $0.00
We reserve the right to assess a Transfer Charge of up to $10.00 on transfers exceeding 12 per year. We will notidy You in Writing at Your last known address at least 31 days prior to the imposition of any such Transfer Charge You may transfer up to 15% of the Fixed Account value to any of the Sub-Accounts twice a year during the 30 days following the semi-annual Contract Date anniversary.

CONTRACT CHARGE

$30.00 Annually. This charge will be taken on the fourth Friday of August of each year. No Contract Charge will be deducted from the Fixed Account.

This charge will not be assessed under the following situations:
a.  distribution of proceeds due to death; or
b.  after an Annuity or Income payout has begun.


WITHDRAWAL CHARGES DEDUCTED ON SURRENDER:

                                                                      DEFERRED SALES CHARGE
YEARS SINCE PURCHASE                                         (PERCENT OF PURCHASE PAYMENTS NOT PREVIOUSLY
  PAYMENT WAS PAID                                              SURRENDERED) (FIRST-IN, FIRST-OUT BASIS)
  ----------------                                              ----------------------------------------
      1                                                                              8%
      2                                                                              7%
      3                                                                              6%
      4                                                                              5%
      5                                                                              4%
      6                                                                              3%
      7                                                                              2%
      8                                                                              1%
9 AND THEREAFTER                                                                     0%

For purposes of the Deferred Sales Charge calculation, withdrawals will be deemed to be taken in the following order:

         a) from any Purchase Payments to which no withdrawal charge is applicable;
         b) from any remaining Withdrawal Allowance after reduction by the amount of (a);
         c) from any Purchase Payments to which a Deferred Sales Charge is applicable (on a First-In, First-Out basis); and
         d)  from any Contract interest.

WITHDRAWAL ALLOWANCE:

After the first Contract Year, You may take partial surrenders annually of up to 10% of Your Contract Value as of the first Valuation Date of each Contract Year without imposition of a Withdrawal Charge. The Withdrawal Allowance is available for any partial withdrawal and for a full withdrawal except those withdrawals directly transferred to annuity contracts with other financial institution(s). Any withdrawal deemed to be taken from Purchase Payments to which no Withdrawal Charge applies will reduce any withdrawal allowance available in that Contract Year. Any withdrawal deemed to be taken from the Withdrawal Allowance will not reduce the amount of Purchase Payments to which a Deferred Sales Charge is applicable.

DISTRIBUTION NOT SUBJECT TO A WITHDRAWAL CHARGE:

We will not deduct a Withdrawal Charge for Payments under this Contract due to:
         a)  distribution of proceeds due to death;
         b)  an Annuity Option based upon life expectancy; or
         c) an Income Option with payments for a fixed period of five years or greater, elected after the first Contract Year.


UPON ANNUITIZATION, ASSUMED DAILY NET INVESTMENT FACTOR IS 1.000081 FOR ALL SUB-ACCOUNTS.

TERMINATION

We reserve the right to terminate this contract when the Contract Value is less than the Termination Amount of $2,000 and no Purchase Payments have been made for at least two years.

                                  DEFINITIONS

(a) ACCOUNT(S) - the Sub-Accounts and/or the Fixed Account under this contract.

(b) ACCUMULATION UNIT - an accounting unit of measure used to calculate the value of this contract before Annuity payments begin.

(c)      AGE - age last birthday.

(d) ANNUITANT - the person on whose life the Maturity Date and Annuity payments depend.

(e) ANNUITY UNIT - an accounting unit of measure used to calculate the amount of Annuity Payments.

(f) CODE - the Internal Revenue Code of 1986, as amended, and all related laws and regulations which are in effect during the term of this contract.

(g)      CONTRACT DATE - the date on which the contract is issued.

(h)      CONTRACT YEARS - twelve month periods beginning with the Contract
         Date.

(i) DEATH REPORT DATE - the Valuation Date coincident with or next following the day on which we have received 1) Due Proof of Death and
         2) a Written Request for an election of a single sum payment or an alternate Settlement Option as described in the contract.

(j) DUE PROOF OF DEATH - (I) a copy of a certified death certificate; (ii) a copy of a certified decree of a court of competent jurisdiction as to the finding of death; (iii) a written statement by a medical doctor who attended the deceased; or (iv) any other proof satisfactory to us.

(k) FIXED ACCOUNT - an account that consists of all of the assets under this contract other than those in the Separate Account.

(l) FUNDING OPTION - an open-end diversified management investment company indicated in the CONTRACT SPECIFICATIONS, which serves as an investment option under the Separate Account.

(m)      MATURITY DATE - the date on which the Annuity payments are to begin.

(n) OUR OFFICE - the Home Office of The Travelers Life and Annuity Company or any other office which we may designate for the purpose of administering this contract.

(o) RECORDED - a Written Request is recorded when the information is noted in our file for this contract.

(p) SEPARATE ACCOUNTS - those Separate Accounts indicated in the CONTRACT SPECIFICATIONS which we established for this class of contracts and certain other contracts.

(q) SETTLEMENT OPTIONS - an Annuity or Income option elected under this contract.

(r) SUB-ACCOUNT - that portion of the assets of a Separate Account which is allocated to a particular Underlying Fund.

(s)      VALUATION DATE - a date on which a Sub-Account is valued.

(t)      VALUATION PERIOD - the period between successive valuations.

(u)      WE, US, OUR - The Travelers Life and Annuity Company.

(v) WRITTEN REQUEST - written information including requests for contract changes sent to us in a form and content satisfactory to us and received at Our Office.

(w)      YOU, YOUR - the Owner, including a joint owner

                  OWNER, BENEFICIARY AND ANNUITANT PROVISIONS

OWNER
This contract belongs to the owner shown on the CONTRACT SPECIFICATIONS or to any person subsequently named in a Written Request of transfer of owner as provided below. As owner, you have sole power during the Annuitant's lifetime to exercise any rights and to receive all benefits given in this contract provided you have not named an irrevocable Beneficiary and provided the contract is not assigned.

You will be the recipient of all payments while the Annuitant is alive unless you direct them to an alternate recipient under a Recorded payment direction. An alternate recipient under a payment direction does not become the owner. A payment direction is revocable by you at any time by Written Request giving 30 days advance notice.

JOINT OWNER
Joint Owners may be named in a Written Request prior to the Contract Date. Joint owners may independently exercise transfers between accounts. All other rights of ownership must be exercised by joint action. Joint owners own equal shares of any benefits accruing or payments made to them. All rights of a joint owner end at death if another joint owner survives. The entire interest of the deceased joint owner in this contract will pass to the surviving joint owner.

If the owner dies and is survived by the Annuitant before payment of an Annuity or Income Option begins, any surviving joint or suceeding owner is the "designated beneficiary" referred to in Section 72(s) of the Code, and his or her rights pre-empt those of the Beneficiary named in a Written Request.

TRANSFER OF OWNER
You may transfer ownership by Written Request. You may not revoke any transfer after the effective date. Once the transfer of owner is Recorded by us, it will take effect as of the date of your Request, subject to any payments made or other actions taken by us before the recording.

Unless provided otherwise, a transfer does not affect the interest of any Beneficiary designated prior to the effective date of the transfer.

A transfer of ownership may have adverse tax consequences to you as the former owner.

ASSIGNMENT
You may collaterally assign ownership of all or a portion of this contract by Written Request without the approval of any Beneficiary unless irrevocably named. You may not exercise any rights of ownership while the assignment remains in effect without the approval of the collateral assignee. We are not responsible for the validity of any assignment. Once the collateral assignment is Recorded by us, it will take effect as of the date of your Written Request, subject to any payments made or other actions taken by us before the Request is received.

If a claim is made based on an assignment, we may require proof of interest of the claimant. A Recorded assignment takes precedence over any rights of a Beneficiary. Any amounts due under a Recorded assignment will be paid in a single sum.

An assignment may have adverse tax consequences to you.

CREDITOR CLAIMS
To the extent permitted by law, no right or benefit of the owner or Beneficiary under this contract shall be subject to the claims of creditors or any legal process except as may be provided by an assignment.

BENEFICIARY
The Beneficiary is the party named in a Written Request. The Beneficiary has the right to receive any remaining contractual benefits upon the death of the Annuitant, or under certain circumstances, upon the death of the owner. If there is more than one Beneficiary surviving the Annuitant, the Beneficiaries will share equally in benefits unless different shares are Recorded with us by Written Request prior to the death of the Annuitant.

If the owner dies and is survived by the Annuitant before payment of an Annuity or Income Option begins, any surviving joint owner is the "designated beneficiary" referred to in Section 72(s) of the Code, and his or her rights pre-empt those of the Beneficiary named in a Written Request.

Unless an irrevocable Beneficiary has been named, you have the right to change any Beneficiary by Written Request during the lifetime of the Annuitant and while the contract continues.

Once a change in Beneficiary is Recorded by us, it will take effect as of the date of the Written Request, subject to any payments made or other actions taken by us before the recording.

If no Beneficiary has been named by you, or if no Beneficiary is living when the Annuitant dies, the interest of any Beneficiary will pass:

         a.      if you are living, to you;

         b. if you have died and there is a surviving joint owner, to the joint owner;

         c. if you have died and there is not a joint owner surviving, to your estate.

ANNUITANT
The Annuitant is the individual shown on the CONTRACT SPECIFICATIONS on whose life the first Annuity payment is made. The Annuitant may not be changed after the Contract Date.

CONTINGENT ANNUITANT
You may name one individual as a contingent annuitant by Written Request prior to the Contract Date. A contingent annuitant may not be changed, deleted or added to the contract after the Contract Date. For purposes of this provision the owner cannot be the Annuitant.

If the Annuitant dies prior to the Maturity Date while this contract is in effect and while the contingent annuitant is living:

         a. the death benefit will not be payable upon the Annuitant's death;

         b.      the contingent annuitant becomes the Annuitant; and

         c. all other rights and benefits provided by this contract will continue in effect.

When a contingent annuitant becomes the Annuitant, the Maturity Date remains the same as previously in effect, unless otherwise provided.

                   PURCHASE PAYMENT AND VALUATION PROVISIONS

PURCHASE PAYMENTS

PURCHASE PAYMENT
Purchase payments are the payments you make for this contract and the benefits it provides. An initial lump sum purchase payment must be made to the contract and is due and payable before the contract becomes effective. Each purchase payment is payable as shown on the CONTRACT SPECIFICATIONS to us at Our Office or to one of our authorized representatives. No purchase payments after the initial purchase payment are required to continue this contract in force, except as provided in the "Termination" provision.

Net purchase payments are that part of your purchase payments applied to the Contract Value. A net purchase payment is equal to the purchase payment less any applicable premium tax charge.

ALLOCATION OF PURCHASE PAYMENTS
We will apply any net purchase payments to provide Accumulation Units of selected Sub-Accounts and/or the Fixed Account of this contract. The initial purchase payment will be applied within two business days following its receipt at Our Office. Any subsequent purchase payments will be applied as of the next valuation following receipt of those payments at Our Office. The net purchase payment will be allocated to the Accounts in the proportion specified by you for this contract. By Written Request, you may change your choice of Accounts or allocation percentages. The available Funding Options to which Sub-Account assets are allocated are shown on the CONTRACT SPECIFICATIONS; funds may be subsequently added or deleted.

SUB-ACCOUNT VALUATION

NUMBER OF ACCUMULATION UNITS
The number of Accumulation Units to be credited to each Sub-Account once a purchase payment has been received by us will be determined by dividing the net purchase payment applied to that Sub-Account by the then Accumulation Unit Value of that Sub-Account.

ACCUMULATION UNIT VALUE
The initial value of an Accumulation Unit for each Sub-Account was set at $1.00. We determine the value of an Accumulation Unit in each Sub-Account on each Valuation Date by multiplying the value on the immediately preceding Valuation Date by the net investment factor for that Sub-Account for the Valuation Period just ended.

The value of an Accumulation Unit on any date other than a Valuation Date will be equal to its value as of the next Valuation Date.

NET INVESTMENT FACTOR
The net investment factor is a factor applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The net investment factor for a Sub-Account for any Valuation Period is equal to the sum of 1.0000 plus the net investment rate.

Each Sub-Account's net investment rate for a Valuation Period is equal to the gross investment rate for that Sub-Account, less the applicable Sub-Account deduction for the Valuation Period.

All Sub-Account deductions are shown on the CONTRACT SPECIFICATIONS.

The gross investment rate of a Sub-Account for a Valuation Period is equal to
(1) divided by (2) where (1) is:

a.       investment income, plus

b.       capital gains and losses, whether realized or unrealized; less

c. a deduction for any tax levied against the Separate Account and its Funding Options; and

(2) is the amount of the assets at the beginning of the Valuation Period.

The gross investment rate for a Sub-Account may be either positive or negative. If a Sub-Account is invested in shares of a Funding Option, assets are based on the net asset value of the Funding Option. Investment income includes any distribution whose ex-dividend date occurs during the Valuation Period.

FIXED ACCOUNT VALUATION

NUMBER OF ACCUMULATION UNITS - We will determine the number of Accumulation Units to be credited to the Fixed Account on receipt of a purchase payment by dividing the net purchase payment applied to the Fixed Account by the then dollar value of one Accumulation Unit Value of the Fixed Account.

ACCUMULATION UNIT VALUE - We determine the value of an Accumulation Unit in the Fixed Account on any day by multiplying the value on the immediately preceding day by the net interest factor for the day on which the value is being determined.

NET INTEREST FACTOR - The net interest factor for any day is the guaranteed net interest rate which is equivalent to an effective annual interest rate of 3.00%, plus 1.0000. The method of crediting additional interest will be at our discretion.

Interest is declared in advance. Before Annuity or Income payments begin, we may credit the Fixed Account with annual interest rates higher than the minimum guaranteed interest rate of 3.00%. Interest rates may be higher or lower than the initial interest rates, but not less than the minimum guaranteed interest rate of 3.00%. Additional amounts may be credited by us at our discretion for the guaranteed interest periods shown on the CONTRACT SPECIFICATIONS.

TRANSFER BETWEEN ACCOUNTS

You may transfer all or any part of the Contract Value from one Sub-Account to any other Sub-Account at any time up to 30 days before the due date of the first Annuity or Income payment. Additionally, you may transfer a part of the Fixed Account value to any of the Sub-Accounts, twice a year during the 30 days following the semi-annual Contract Date Anniversary in the amount shown on the CONTRACT SPECIFICATIONS.

Amounts may generally be transferred from the Sub-Accounts to the Fixed Account at any time, up to 30 days before the due date of the first Annuity or Income payment. Amounts previously transferred from the Fixed Account to the Sub-Accounts may not be transferred back to the Fixed Account for a period of at least 6 months from the date of transfer. We reserve the right to limit the number of transfers from one Sub-Account to any other Sub-Account or to the Fixed Account. We will not limit these transfers to less than one in any six month period.

Transfers between Accounts will result in the addition or deletion of Accumulation Units having a total value equal to the dollar amount being transferred to or from a particular Account. The number of Accumulation Units will be determined by using the Accumulation Unit Value of the Accounts involved as of the next valuation after we receive notification of request for transfer. Transfers will be subject to any applicable Transfer charge stated on the CONTRACT SPECIFICATIONS.

CONTRACT VALUES

CONTRACT VALUE
The Contract Value of this contract on any date equals the sum of the accumulated values in the Accounts. The accumulated value in an Account equals the number of outstanding Accumulation Units credited to that Account, multiplied by the then Accumulation Unit Value for that Account.

The Guaranteed Value of the Fixed Account equals the accumulated values of the Fixed Account calculated by using the guaranteed net interest factor. The Guaranteed Values of the Fixed Account are shown in the Table of Values.

CONTRACT CHARGE
A Contract Charge in the amount and for the period shown on the CONTRACT SPECIFICATIONS will be deducted from the Contract Value to reimburse us for administrative expenses relating to the contract. The Contract Charge will be deducted by surrendering on a pro rata basis Accumulation Units from all Sub-Accounts in which you have an interest.

We will deduct the charge on a pro rata basis if the contract has been in effect for less than a full period on the date a Contract Charge is deducted. The Contract Charge will also be prorated upon full surrender or termination of the contract.

CASH SURRENDER
You may elect by Written Request to receive the Cash Surrender Value of this contract before the due date of the first Annuity or Income payment and without the consent of any Beneficiary unless irrevocably named. You may elect either a full or partial surrender of the Cash Surrender Value. In the case of a full surrender, this contract will be cancelled. A partial surrender will result in a reduction in your Contract Value. If you have a balance in more than one Account, your Contract Value will be reduced from all your accounts on a pro rata basis, unless you request otherwise.

The Cash Surrender Value will be determined as of the next valuation following receipt of your Written Request. We may delay payment of the Cash Surrender Value of the Sub-Accounts for a period of not more than five days after we receive your Written Request. We may delay payment of the Cash Surrender Value of the Fixed Account for a period of not more than six months after we receive your Written Request.

CASH SURRENDER VALUE
The Cash Surrender Value is equal to the Contract Value less any amounts deducted on surrender which are shown on the CONTRACT SPECIFICATIONS and any applicable premium tax not previously deducted.

The Guaranteed Cash Surrender Value of the Fixed Account equals the Guaranteed Value of the Fixed Account less any amounts deducted on surrender which are shown on the CONTRACT SPECIFICATIONS, less any applicable premium tax not previously deducted and less any outstanding loan balance. For Guaranteed Cash Surrender Values of the Fixed Account, see the Table of Values.

CONTRACT CONTINUATION

Except as provided in the "Termination" provision, this contract does not require continuing purchase payments and will automatically continue as a paid-up contract during the lifetime of the Annuitant until the Maturity Date or until it is surrendered.

                            DEATH BENEFIT PROVISIONS

DEATH OF ANNUITANT
A death benefit is payable to the Beneficiary upon the death of the Annuitant before the Maturity Date, unless prior to the Maturity Date there is a contingent annuitant surviving. A death benefit is also payable under those Settlement Options which provide for death benefits. We will pay the Beneficiary the death benefit in a single sum as described below upon receiving Due Proof of Death. A Beneficiary may request that a death benefit payable under this contract be applied to a Settlement Option subject to the provisions of this contract and the current Tax Law Qualification Rider.

DEATH OF OWNER WITH ANNUITANT SURVIVING
If the owner dies (including the first of joint owners) before the Maturity Date and with the Annuitant surviving, we will recalculate the value of the death benefit under provisions of DEATH PROCEEDS PRIOR TO THE MATURITY DATE below. The value of the death benefit, as recalculated, will be paid in a single lump sum or by other election to the party taking proceeds under the current Tax Law Qualification Rider. The party must take distributions no later than under the applicable elections of that provision. All references to annuitant in the DEATH PROCEEDS PRIOR TO MATURITY DATE provision will be replaced with reference to the owner.

DEATH PROCEEDS PRIOR TO THE MATURITY DATE
If the Annuitant dies before age 75 and before the Maturity Date, we will pay the Beneficiary the greatest of a), b), or c) below, less any applicable premium tax or prior surrenders not previously deducted as of the Death Report
Date:

         a.      the Contract Value;

         b.      the total purchase payments under the contract; or

         c. the death benefit value, which will be reset once every five years to the then current Contract Value, immediately preceding the Death Report Date.

If the Annuitant dies on or after age 75, but before age 85 and before the Maturity Date, we will pay the Beneficiary the greatest of a), b), or c) below, less any applicable premium tax or prior surrenders not previously deducted as of the Death Report Date:

         a.      the Contract Value;

         b.      the total purchase payments under the contract; or

         c. the death benefit value, which will be reset once every five years to the then current Contract Value, occurring on or before the Annuitant's 75th birthday.

If the Annuitant dies on or after age 85 and before the Maturity Date, we will pay the Beneficiary the Contract Value less any applicable premium tax as of the Death Report Date.

DEATH PROCEEDS AFTER THE MATURITY DATE
If the Annuitant dies on or after the Maturity Date, we will pay the Beneficiary a death benefit consisting of any benefit remaining under the Annuity or Income option then in effect.

                             SETTLEMENT PROVISIONS

MATURITY DATE

The Maturity Date is shown on the CONTRACT SPECIFICATIONS. This is the date on which we will begin paying to you the first of a series of Annuity or Income payments in accordance with the Settlement Option elected by you. Annuity or Income payments will begin under this contract on the Maturity Date unless the contract has been fully surrendered or the proceeds have been paid to the Beneficiary prior to that date. We may require proof that the Annuitant is alive before Annuity payments are made. If no Maturity Date is specified, the automatic Maturity Date will be the greater of when the Annuitant reaches age 75 or ten years after the Contract Date.

Additionally, to the extent permitted by law, at least 30 days before the original Maturity Date, you may change the Maturity Date by Written Request to any time prior to the Annuitant's 85th birthday or to a later date with our consent.

ELECTION OF SETTLEMENT OPTIONS

On the Maturity Date, or other agreed upon date, we will pay the amount payable under this contract to you in one lump sum or in accordance with the option elected by you. While the Annuitant is alive, you may change your Settlement Option election by Written Request, but only before the Maturity Date. Once Annuity or Income payments have commenced, no further election changes are allowed.

During the Annuitant's lifetime, if no election has been made on the Maturity Date, we will pay to you the first of a series of monthly Annuity payments based on the life of the Annuitant, in accordance with Annuity Option 2, with 120 monthly payments assured.

MINIMUM AMOUNTS

The minimum amount that can be placed under a Settlement Option is $2,000 unless we consent to a lesser amount. If any periodic payments due are less than $100.00, we reserve the right to make payments at less frequent intervals.

ALLOCATION OF ANNUITY

At the time an election of one of the Annuity Options is made, the person electing the option may further elect to have the Cash Surrender Value applied to provide a Variable Annuity, a Fixed Annuity or a combination of both.

If no election is made to the contrary, the value of a Sub-Account will be applied when Annuity payments start to provide an Annuity which varies with the investment experience of that same Sub-Account and the value of the Fixed Account will be applied to provide a Fixed Annuity.

You may elect to transfer Contract Value from one Account to another, as described in the provision "Transfer Between Accounts," in order to reallocate the basis on which Annuity payments will be determined. Once Annuity payments start, you may, with our consent, change the allocation of your values in each Sub-Account.

VARIABLE ANNUITY

AMOUNT OF BASIC FIRST PAYMENT
The LIFE ANNUITY TABLES are used to determine the basic first monthly Annuity payment. They show the dollar amount of the basic first monthly Annuity payment which can be purchased with each $1,000 applied. The amount applied to an Annuity will be the Cash Surrender Value as of 14 days before the date Annuity payments start. We reserve the right to require satisfactory proof of the age of any person on whose life Annuity payments are based before making the first payment under any of these options.

ANNUITY UNIT VALUE
The initial value of an Annuity Unit for each Sub-Account was set at $1.00. On any Valuation Date, the Annuity Unit Value for a Sub-Account equals the Sub-Account Annuity Unit Value on the immediately preceding Valuation Date, multiplied by the net investment factor for that Sub-Account for the Valuation Period just ended, divided by the Assumed Daily Net Investment Factor. The Assumed Daily Net Investment Factor is shown on the CONTRACT SPECIFICATIONS.

The Value of an Annuity Unit as of any date other than a Valuation Date will be equal to its value as of the next succeeding Valuation Date.

NUMBER OF ANNUITY UNITS
We determine the number of Annuity Units credited to this contract in each Sub-Account by dividing the basic first monthly Annuity payment attributable to that Sub-Account by the Sub-Account's Annuity Unit Value as of 14 days before the due date of the first Annuity payment.

AMOUNT OF SECOND AND SUBSEQUENT BASIC PAYMENTS
The dollar amount of the second and subsequent payments may change from month to month. The total amount of each Annuity payment will be equal to the sum of the basic payments in each Sub-Account.

The actual amount of the basic payments in each Sub-Account is found by multiplying the number of Annuity Units credited to the contract in that Sub-Account by the Annuity Unit Value of the Sub-Account as of the date 14 days prior to the date on which the payment is due.

FIXED ANNUITY

A Fixed Annuity is an Annuity with payments which remain fixed as to dollar amount throughout the payment period. The dollar amount of the first Fixed Annuity payment will be calculated as described above in the "Amount of Basic First Payment" provision. All subsequent payments will be in the same amount and that amount will be assured throughout the payment period. If it would produce a larger payment, we agree that the Fixed Annuity payment will be determined using the Life Annuity Tables in effect on the Maturity Date.

ANNUITY OPTIONS

Subject to conditions stated in ELECTIONS OF SETTLEMENT OPTIONS and MINIMUM AMOUNTS, all or any part of the Cash Surrender Value of this contract may be paid under one or more of the Annuity Options below.

OPTION 1.  LIFE ANNUITY - NO REFUND
We will make monthly annuity payments during the lifetime of the person on whose life the payments are based, ending with the last monthly payment preceding death.

OPTION 2.  LIFE ANNUITY WITH 120, 180 OR 240 MONTHLY PAYMENTS ASSURED
We will make monthly Annuity payments during the lifetime of the person on whose life the payments are based, and under the conditions stated below.

If at the death of that person, payments have been made for less than 120, 180, or 240 months, as elected, we will continue to make payments to the designated Beneficiary during the remainder of the period.

OPTION 3.  JOINT AND LAST SURVIVOR LIFE ANNUITY
We will make monthly Annuity payments during the joint lifetime of two persons on whose lives payments are based and during the lifetime of the survivor.

No more payments will be made after the death of the survivor.

OPTION 4. JOINT AND LAST SURVIVOR LIFE ANNUITY - ANNUITY REDUCED ON DEATH OF PRIMARY PAYEE
We will make monthly Annuity payments during the joint lifetime of two persons on whose lives payments are based. One of the two persons will be designated as the primary payee. The other will be designated as the secondary payee. On the death of the secondary payee, if survived by the primary payee, we will continue to make monthly Annuity payments to the primary payee in the same amount that would have been payable during the joint lifetime of the two persons.

On the death of the primary payee, if survived by the secondary payee, we will continue to make monthly Annuity payments to the secondary payee in an amount equal to 50% of the payments which would have been made during the lifetime of the primary payee.

No further payments will be made following the death of the survivor.

OPTION 5.  OTHER ANNUITY OPTIONS
We will make any other arrangements for Annuity payments as may be mutually agreed.

INCOME OPTIONS

We will pay all or any part of the Cash Surrender Value to you under one or more of the Income Options below subject to the conditions stated in ELECTION OF SETTLEMENT OPTIONS and MINIMUM AMOUNTS and the currently effective Tax Qualification Rider.

The Cash Surrender Value used to determine the amount of any Income payment will be based on the Accumulation Unit Value as of 14 days before the date an Income payment is due and will be determined the same way as in the Accumulation period.

OPTION 1.  PAYMENTS OF A FIXED AMOUNT
We will make equal payments each month in the amount elected until the Cash Surrender Value applied under this option is gone.

The first monthly payment will be paid from each Sub-Account in proportion to its Cash Surrender Values applied.

The second payment and all later payments from each Sub-Account will be the same as the first payment under this option. The final payment will include any amount that is not enough to make another full payment.

OPTION 2.  PAYMENTS FOR A FIXED PERIOD
We will make monthly payments for the period selected. The amount of each payment will be equal to the then remaining Cash Surrender Value applied under this option divided by the number of remaining payments.

OPTION 3.  OTHER INCOME OPTIONS
We will make any other arrangements for Income payments as may be mutually agreed.

                               GENERAL PROVISIONS


THE CONTRACT
The entire contract between you and us consists of the contract and all attached pages.

CONTRACT CHANGES
The only way this contract may be changed is by a written endorsement signed by one of our officers.

SUBSTITUTION OF SEPARATE ACCOUNT OR FUNDING OPTIONS
If it is not possible to continue to offer a Separate Account or Funding Option, or in our judgment becomes inappropriate for the purposes of this contract, we may substitute another Separate Account or Funding Option without your consent, upon approval of the Insurance Commissioner. Substitution may be made with respect to both existing investments and investment of future premium payments. However, no such substitution will be made without notice to you and without prior approval of the Securities and Exchange Commission, to the extent required by law.

MISSTATEMENT
If the Annuitant's or owner's sex or date of birth was misstated, all benefits of this contract are what the purchase payment paid would have purchased at the correct sex and age. Proof of the Annuitant's and owner's age may be filed at any time at Our Office.

INCONTESTABILITY
We will not contest this contract from its Contract Date.

TERMINATION
We reserve the right to terminate this contract on any Valuation Date if the Contract Value as of the date is less than the Termination Amount shown on the CONTRACT SPECIFICATIONS, and purchase payments have not been made to this contract for at least two years. Termination will not occur until 31 days after we have mailed notice of termination to you at your last known address. If this contract is terminated, we will pay you the Cash Surrender Value, if any.

REQUIRED REPORTS
We will furnish a report to the owner as often as required by law, but at least once in each Contract Year before the due date of the first Annuity or Income payment. The report will show the number of Accumulation Units credited to the contract in each Account and the corresponding Accumulation Unit Value as of the date of the report.

VOTING RIGHTS
If required by federal law, you may have the right to vote at the meetings of the Shareholders of the Funding Option. If you have voting rights, we will send a notice to you telling you the time and place of a meeting. The notice will also explain matters to be voted upon and how many votes you may exercise.

MORTALITY AND EXPENSES
Our actual mortality and expense experience will not affect the amount of any Annuity or Income payments or any other values under this contract.

NON-PARTICIPATING
This contract does not share in our surplus earnings, so you will receive no dividends under it.

CHANGES IN TAXES BASED UPON PREMIUM OR VALUE
If there is any change in a law assessing taxes against us based upon the premiums or value of this contract, we reserve the right to charge you proportionately for that tax. This would include a tax based upon our realized net capital gains in the Sub-Accounts and on earnings in the Fixed Account, on which we are not currently taxed.

CONFORMITY WITH STATE AND FEDERAL LAWS
This contract is governed by the law of the state in which it is delivered. Any paid-up Annuity, Cash Surrender or death benefits that are available under this contract are not less than the minimum benefits required by the statutes of the state in which this contract is delivered.

Upon receiving appropriate state approval, we may at any time make any changes, including retroactive changes, in this contract to the extend that the change is required to meet the requirements of any law or regulation issued by an governmental agency to which we or you are subject.

EMERGENCY PROCEDURE
We reserve the right to suspend or postpone the date of any payment of any benefit or values for any Valuation Period (1) when the New York Stock Exchange is closed; (2) when trading on the Exchange is restricted; (3) when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the securities held in the Sub-Accounts is not reasonably practicable or it is not reasonably practicable to determine the value of the Sub-Account's net assets, or (4) during any other period when the Securities and Exchange Commission, by order, so permits for the protection of security holders. Any provision of this contract which specifies a Valuation Date will be superseded by this Emergency Procedure.

RELATION OF THIS CONTRACT TO THE SEPARATE ACCOUNTS AND SUB-ACCOUNTS
We will have exclusive and absolute ownership and control of the assets of our Separate Account and the Sub-Accounts. That portion of the assets of a Separate Account or Sub-Account equal to the reserves and other contract liabilities with respect to such Separate Account or Sub-Account shall not be chargeable with liabilities arising out of any other business we conduct. Our determination of the value of an Accumulation Unit and an Annuity Unit by the method described in this contract will be conclusive.

                                TABLE OF VALUES
   GUARANTEED VALUES OF THE FIXED ACCOUNT PER $1,000 OF NET PURCHASE PAYMENT
                                    APPLIED

   NO. OF
 YEARS FROM                                   GUARANTEED        NO. OF YEARS FROM
DATE PAYMENT           GUARANTEED           CASH SURRENDER       DATE PAYMENT IS                              GUARANTEED CASH
 IS APPLIED               VALUE                 VALUE                APPLIED           GUARANTEED VALUE       SURRENDER VALUE
      1                   1030                   950                    36                   2898                  2898
      2                   1060                   990                    37                   2985                  2985
      3                   1092                   1032                   38                   3074                  3074
      4                   1125                   1075                   39                   3167                  3167
      5                   1159                   1119                   40                   3262                  3262
      6                   1194                   1164                   41                   3359                  3359
      7                   1229                   1209                   42                   3460                  3460
      8                   1266                   1256                   43                   3564                  3564
      9                   1304                   1304                   44                   3671                  3671
     10                   1343                   1343                   45                   3781                  3781
     11                   1384                   1384                   46                   3895                  3895
     12                   1425                   1425                   47                   4011                  4011
     13                   1468                   1468                   48                   4132                  4132
     14                   1512                   1512                   49                   4256                  4256
     15                   1557                   1557                   50                   4383                  4383
     16                   1604                   1604                   51                   4515                  4515
     17                   1652                   1652                   52                   4650                  4650
     18                   1702                   1702                   53                   4790                  4790
     19                   1753                   1753                   54                   4934                  4934
     20                   1806                   1806                   55                   5082                  5082
     21                   1860                   1860                   56                   5234                  5234
     22                   1916                   1916                   57                   5391                  5391
     23                   1973                   1973                   58                   5553                  5553
     24                   2032                   2032                   59                   5720                  5720
     25                   2093                   2093                   60                   5891                  5891
     26                   2156                   2156                   61                   6068                  6068
     27                   2221                   2221                   62                   6250                  6250
     28                   2287                   2287                   63                   6437                  6437
     29                   2356                   2356                   64                   6631                  6631
     30                   2427                   2427                   65                   6829                  6829
     31                   2500                   2500                   66                   7034                  7034
     32                   2575                   2575                   67                   7245                  7245
     33                   2652                   2652                   68                   7463                  7463
     34                   2731                   2731                   69                   7687                  7687
     35                   2813                   2813                   70                   7917                  7917

                       This Page Intentionally Left Blank

                              LIFE ANNUITY TABLES
     DOLLAR AMOUNT OF THE FIRST MONTHLY ANNUITY PAYMENT WHICH IS PURCHASED
                            WITH EACH $1,000 APPLIED
                     OPTIONS 1 AND 2-SINGLE LIFE ANNUITIES

                                                          120                   180                         240
ADJUSTED          ADJUSTED                              MONTHLY               MONTHLY                     MONTHLY
  AGE               AGE                NO              PAYMENTS               PAYMENTS                    PAYMENTS
  MALE             FEMALE            REFUND             ASSURED               ASSURED                     ASSURED
   50                54              $4.13              $4.10                  $4.06                       $4.00
   51                55               4.20               4.17                   4.13                        4.06
   52                56               4.28               4.25                   4.20                        4.12
   53                57               4.37               4.33                   4.27                        4.18
   54                58               4.46               4.41                   4.35                        4.25
   55                59               4.55               4.50                   4.42                        4.31
   56                60               4.65               4.59                   4.51                        4.38
   57                61               4.76               4.69                   4.59                        4.44
   58                62               4.87               4.79                   4.68                        4.51
   59                63               4.99               4.90                   4.77                        4.58
   60                63               5.12               5.01                   4.86                        4.65
   61                65               5.26               5.13                   4.96                        4.72
   62                66               5.40               5.25                   5.06                        4.79
   63                67               5.56               5.39                   5.16                        4.85
   64                68               5.72               5.52                   5.27                        4.92
   65                69               5.90               5.67                   5.37                        4.99
   66                70               6.09               5.82                   5.48                        5.05
   67                71               6.29               5.97                   5.59                        5.11
   68                72               6.51               6.13                   5.69                        5.16
   69                73               6.74               6.30                   5.80                        5.21
   70                74               6.99               6.48                   5.90                        5.26
   71                75               7.26               6.66                   6.01                        5.31
   72                76               7.54               6.84                   6.11                        5.34
   73                77               7.86               7.03                   6.20                        5.38
   74                78               8.19               7.22                   6.29                        5.41
   75                79               8.55               7.41                   6.38                        5.43

                OPTION 3 - JOINT AND LAST SURVIVOR LIFE ANNUITY


   ADJUSTED
    AGE OF                                       ADJUSTED AGE OF SECOND LIFE
  FIRST LIFE                M-51           M-56         M-58              M-61           M-63            M-66            M-71
MALE        FEMALE          F-55           F-60         F-62              F-65           F-67            F-70            F-75
 50           54           $3.69          $3.81          $3.85           $3.91          $3.94           $3.98           $4.04
 55           59            3.82           3.99           4.06            4.15           4.20            4.28            4.38
 57           61            3.87           4.06           4.14            4.25           4.32            4.41            4.53
 60           64            3.93           4.17           4.26            4.40           4.48            4.61            4.78
 62           66            3.97           4.23           4.34            4.49           4.60            4.74            4.96
 65           69            4.02           4.32           4.44            4.63           4.76            4.95            5.24
 70           74            4.09           4.43           4.59            4.83           5.01            5.27            5.72

Dollar amounts of the first monthly payments for ages not shown in these Tables will be calculated on the same basis as those shown and may be obtained from us. Amounts shown in these Tables are based on the Progressive Annuity Table, with a two year set-back, (assuming births in the year 1900) with interest at the rate of 3% per annum. The adjusted age of the person on whose life the Annuity is based is determined from the actual age last birthday on the due date of the first Annuity payment in the following manner.

         Calendar Year in which
         First Payment is Due . .                  1991-2000        2001-2010        2011 & later
         Adjusted Age is Actual Age                  plus 2           plus 1           plus 0

                OPTION 4 - JOINT AND LAST SURVIVOR LIFE ANNUITY
                   ANNUITY REDUCES ON DEATH OF PRIMARY PAYEE



ADJUSTED AGE OF
  PRIMARY PAYEE                                            ADJUSTED AGE OF SECOND PAYEE
      MALE                   50                        55                        60                        65
       50                  $3.82                     $3.90                     $3.96                     $4.01
       55                   4.05                      4.15                      4.25                      4.34
       60                   4.31                      4.45                      4.59                      4.73
       65                   4.60                      4.78                      4.98                      5.19
       70                   4.93                      5.16                      5.43                      5.71


ADJUSTED AGE OF
  PRIMARY PAYEE                                            ADJUSTED AGE OF SECOND PAYEE
     FEMALE                  50                        55                        60                        65
       50                  $3.70                     $3.75                     $3.79                     $3.81
       55                   3.93                      4.00                      4.06                      4.11
       60                   4.19                      4.30                      4.40                      4.48
       65                   4.48                      4.64                      4.79                      4.92
       70                   4.81                      5.03                      5.25                      5.46


Dollar amounts of the first monthly payments for ages not shown in these Tables will be calculated on the same basis as those shown and may be obtained from us. Amounts shown in these Tables are based on the Progressive Annuity Table, with a two year set-back, (assuming births in the year 1900) with interest at the rate of 3% per annum. The adjusted age of the person on whose life the Annuity is based is determined from the actual age last birthday on the due date of the first Annuity payment in the following manner.

         Calendar Year in which
         First Payment is Due . .                  1991-2000        2001-2010        2011 & later
         Adjusted Age is Actual Age                  plus 2           plus 1           plus 0

                       This Page Left Blank Intentionally

                 INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACT





          Non-Tax Qualified                            Non-Participating

                          TAX LAW QUALIFICATION RIDER

This rider is made a part of this contract as its Contract Date in order to comply with the tax rules under Section 72(s) of the Code for required distributions upon the death of any contract owner. The following conditions, restrictions and limitations must apply to maintain the tax qualified status of your Annuity.

REQUIRED DISTRIBUTIONS WHERE OWNER AND ANNUITANT DIE SIMULTANEOUSLY

If you are the owner and the Annuitant or you are the owner and you die simultaneously with the Annuitant before payment of any Annuity or Income Option begins, an amount equal to the Death Benefit will be distributed within five years of your death to the contract Beneficiary unless:

         a. the Beneficiary elects by Written Request to have the proceeds distributed over the Beneficiary's life or over a period not extending beyond life expectancy, and the payments begin within one year of your death; or

         b. the sole Beneficiary is your spouse who elects by Written Request to continue the contract as the owner and Annuitant.

If you are the owner and the Annuitant or you are the owner and you die simultaneously with the Annuitant after an Annuity or Income option begins but before your entire interest has been distributed, the remaining proceeds of the contract will be distributed at least as rapidly as they were being distributed under the method of payment in effect at the time of your death.

The death of the first joint owner triggers these distribution requirements.

NON-NATURAL OWNER HOLDING FOR NATURAL PERSONS

The above rules also apply if you are not an individual and the primary Annuitant dies before payment of an Annuity or Income Option begins. Payments will be made to the Beneficiary. The primary Annuitant is the first-named Annuitant and the individual who is of primary importance in affecting the timing or amount of payments under the contract.

If you are not an individual and the primary annuitant dies after payment of an Annuity or Income option begins, the remaining proceeds of the contract will be distributed at least as rapidly as they were being distributed under the method of payment in effect at the time of the primary Annuitant's death.

REQUIRED DISTRIBUTIONS WHERE OWNER AND ANNUITANT DO NOT DIE SIMULTANEOUSLY

If you are the owner but not the Annuitant, and you die before the Annuitant and before payment of an Annuity or Income Option begins, an amount equal to the Death Benefit will be distributed within five years of your death to the joint owner surviving you. In this circumstance, the joint owner is the "designated beneficiary" referred to in Section 72(s) of the Code, and his or her rights preempt those of the Beneficiary named in a Written Request. The distribution may be made over a period that exceeds five years from your death or postponed by your spouse if:

         a. the joint owner elects by Written Request to have the proceeds distributed over his or her life or over a period not extending beyond life expectancy, and the payments begin within one year of your death; or

         b. the sole joint owner is your spouse, who elects by Written Request to continue the contract as owner.

The joint owner is determined by contract designation. If there is no joint owner or Beneficiary surviving you, ownership of this contract passes to your estate. The estate or the individual taking the contract benefits through your estate must take complete distribution within five years of your death.

If you are the owner but not the Annuitant, and you die before payment of an Annuity or Income Option begins, the remaining proceeds of the contract will be distributed at least as rapidly as they were being distributed under the method of payment in effect at the time of your death.

The death of the first joint owner triggers these distribution requirements.

ADMINISTRATIVE COMPLIANCE

If the Code and related law, regulations and rulings require a distribution other than described above in order to keep this Annuity contract qualified under the Code, we will administer the contract in accordance with these laws, regulations, and rulings. We will provide you with a revised rider describing any necessary changes, following all regulatory approvals

                                THE TRAVELERS LIFE AND ANNUITY COMPANY

                                          /s/ M.A. CARPENTER

                                                 PRESIDENT

                           DEATH BENEFIT ENDORSEMENT

This endorsement is made a part of this contract as of the date it is attached to the contract.

The "DEATH PROCEEDS PRIOR TO THE MATURITY DATE" provision is amended by deleting the provision and replacing it with the following:

                   DEATH PROCEEDS PRIOR TO THE MATURITY DATE

WHERE ANNUITANT WAS YOUNGER THAN AGE 67 ON THE CONTRACT DATE AND DIES BEFORE AGE 85:

The death benefit payable as of the Death Report Date will be the greatest of
(a), (b) or (c) below, less any applicable premium tax and outstanding loans:

         (a)     the Contract Value on the Death Report Date;

         (b) the total Purchase Payments made under the contract less the total amount of any partial surrenders; or

         (c) the maximum of all Step-Up Death Benefit Values (as described below) in effect on the Death Report Date which are associated with Contract Date anniversaries beginning with the eighth Contract Date anniversary, and ending with the last Contract Date anniversary occurring on or before the Annuitant's 76th birthday.

We must be notified no later than six months from the date of death in order for Us to make payment of proceeds as described above. If notification is received more than six months after the date of death, the death benefit payable will be the Contract Value on the Death Report Date, less any applicable premium tax and outstanding loans.


WHERE ANNUITANT WAS AGE 67 THROUGH 75 ON THE CONTRACT DATE AND DIES BEFORE AGE
85:

The death benefit payable as of the Death Report Date will be the greatest of
(a), (b) or (c) below less any applicable premium and outstanding loans:

         (a)     the Contract Value on the Death Report Date;

         (b) the total Purchase Payments made under the contract less the total amount of any partial surrenders; or

         (c) the Step-Up Death Benefit Value (as described below) in effect on the Death Report Date associated with the eighth Contract Date Anniversary.

We must be notified no later than six months from the date of death in order for Us to make payment of proceeds as described above. If notification is received more than six months after the date of death, the death benefit payable will be the Contract Value on the Death Report Date, less any applicable premium tax and outstanding loans.

WHERE ANNUITANT WAS AGE 76 OR OLDER ON THE CONTRACT DATE:

The death benefit payable as of the Death Report Date will be the Contract Value on the Death Report Date, less any applicable premium tax and outstanding loans.

WHERE ANNUITANT DIES ON OR AFTER AGE 85:

The death benefit payable as of the Death Report Date will be the Contract Value on the Death Report Date, less any applicable premium taxes or outstanding loans.

                          STEP-UP DEATH BENEFIT VALUE

A separate Step-Up Death Benefit Value will be established on the eighth Contract Date anniversary, and on each Contract Date anniversary thereafter, which occurs on or prior to the Death Report Date and will initially equal the Contract Value on that anniversary. After a Step-Up Death Benefit Value has been established, it will be recalculated each time a Purchase Payment is made or a partial surrender is taken until the Death Report Date. Step-Up Death Benefit Values will be recalculated by increasing them by the amount of each applicable Purchase Payment and by reducing them by a Partial Surrender Reduction (as described below) for each applicable partial surrender. Recalculations of Step-Up Death Benefit Values related to any Purchase Payments or any partial surrenders will be made in the order that such Purchase Payments or partial surrenders occur.


                          PARTIAL SURRENDER REDUCTION

The Partial Surrender Reduction referenced above is equal to:

         (a) the amount of a Step-Up Death Benefit Value immediately prior to the reduction for the partial surrender, multiplied by

         (b) the amount of the partial surrender divided by the Contract Value immediately prior to the partial surrender.





                                          THE TRAVELERS LIFE AND ANNUITY COMPANY

                                                   /s/ M.A. CARPENTER

                                                           President

                                     RIDER
                  WAIVER OF WITHDRAWAL CHARGE FOR NURSING HOME
                                  CONFINEMENT

This rider is made a part of this contract as of the date it is attached to the contract.

If the Annuitant is hospitalized and/or confined to an Eligible Nursing Home for thirty consecutive days, You may make a total or partial withdrawal of your Contract Value without incurring a Withdrawal Charge, even if the withdrawal occurs during the first seven (?) years of your contract. However, such a withdrawal must be made within sixty days of the last day following a period of confinement which lasts at least thirty consecutive days. We will require proof of confinement in a form satisfactory to us, which may include certification by a licensed physician.

An Eligible Nursing Home is defined as an institution or special nursing unit of a hospital which meets at least one of the following requirements:

1. Medicare approved as a provider of skilled nursing care, intermediate nursing care or custodial nursing care by the state in which it is located; or

2. Licensed and operated to provide skilled nursing care, intermediate nursing care or custodial nursing care by the state in which it is located; or

3.  Meets all the requirements listed below:

         a. is licensed to operate as a nursing home by the state in which it is located;

         b. has, as a main function, the provision of skilled, intermediate, or custodial nursing care;

         c. is engaged in providing continuous room and board accommodations to 3 or more persons;

         d. is under the supervision of a Licensed Vocational Nurse (LVN) or a nurse of comparable qualifications; and

         e.  maintains a daily medical record of each patient.

FILING A CLAIM: You must provide the Company with written notice of a claim within thirty days following the last day of a period of confinement which lasts at least 30 days. Within fifteen days of receiving a written notice of claim, We will send You all the necessary claim forms. If You do not receive claim forms within that period of time, You may submit written proof of your claim without using Our forms.

Any withdrawal requested which falls under the scope of this waiver will be paid as soon as We receive proper written proof of your claim, and will be paid in a lump sum. You should consult with your personal tax advisor regarding the taxable nature of any withdrawals taken on your contract.

No legal action may be brought to recover on this benefit until sixty days after You have submitted written proof of your claim.

                                      THE TRAVELERS LIFE AND ANNUITY COMPANY

                                              /s/ M.A. CARPENTER

                                                    President